UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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THE BANK OF NEW YORK MELLON CORPORATION

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ALEXANDER HAMILTON
founded The Bank of New York in 1784.

TWO THOUSAND SIXTEEN

Notice of Annual Meeting and Proxy Statement

BNY MELLON | Invested

TWO THOUSAND SIXTEEN
Notice of Annual Meeting and Proxy Statement
BNY MELLON Invested

LETTER TO STOCKHOLDERS	Page 1

NOTICE OF ANNUAL MEETING	Page 2

INTRODUCTION	Page 3

ITEM 1 – ELECTION OF DIRECTORS	Page 6
Resolution	Page 7
Nominees	Page 8
Corporate Governance and Board Information	Page 16
Director Compensation	Page 28

ITEM 2 – ADVISORY VOTE ON COMPENSATION	Page 30
Resolution	Page 31
Compensation Discussion and Analysis	Page 32
Executive Compensation Tables	Page 54

ITEM 3 – APPROVAL OF THE 2016 EXECUTIVE INCENTIVE COMPENSATION PLAN	Page 66
Resolution	Page 66
Key Terms of the 2016 EICP	Page 67
Plan Benefits	Page 70

ITEM 4 – RATIFICATION OF KPMG LLP	Page 71
Resolution	Page 71
Report of the Audit Committee	Page 72
Services Provided by KPMG LLP	Page 73

ITEM 5 – STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN	Page 74
Stockholder Proposal	Page 74
Board of Directors’ Response	Page 75

ADDITIONAL INFORMATION	Page 77
Equity Compensation Plans	Page 78
Information on Stock Ownership	Page 79
Annual Meeting Q&A	Page 81
Other Information	Page 84
Helpful Resources	Page 87

ANNEX A: NON-GAAP RECONCILIATION	Page 88

ANNEX B: 2016 EICP	Page 92

LETTER FROM THE CEO

March 11, 2016

Dear Fellow Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to our 2016 Annual Meeting of Stockholders to be held on Tuesday, April 12, 2016 at 9 a.m., Eastern time, at 101 Barclay Street, New York, New York 10286.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of directors, our 2015 executive compensation program and our 2016 executive incentive compensation plan (the “2016 EICP”). Detailed information about the director nominees, including their specific experience and qualifications, begins on page 6. Our Compensation Discussion and Analysis, which explains our continued commitment to pay for performance, alignment with stockholders’ interests and appropriate risk-taking in the context of our 2015 compensation decisions, begins on page 32. A summary of the key terms of the 2016 EICP and why we are seeking shareholder approval of the plan begins on page 66. We appreciate the opportunity to provide you with these details of your Board’s actions in 2015 and recommendations for 2016. We encourage you to read the proxy statement carefully for more information.

Your vote is important to us, and we hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through any of the acceptable means described in this proxy statement, as promptly as possible. Instructions on how to vote begin on page 81. You may also listen to the meeting at https://www.bnymellon.com/us/en/investor-relations/index.jsp.

Thank you for your continued support of BNY Mellon, and we look forward to seeing you at the Annual Meeting.

Sincerely, Gerald L. Hassell Chairman and CEO

BNY Mellon	2016 Proxy Statement	1

NOTICE OF ANNUAL MEETING

TUESDAY, APRIL 12, 2016

9:00 a.m., Eastern time

101 Barclay Street, New York, New York 10286

Record Date: February 12, 2016

AGENDA		BOARD RECOMMENDATION

1.	To elect the 11 nominees named in this proxy statement to serve on our Board of Directors until the 2017 annual meeting	FOR each director nominee

2.	To provide an advisory vote for approval of the 2015 compensation of our named executive officers, as disclosed in this proxy statement	FOR

3.	To approve The Bank of New York Mellon Corporation 2016 Executive Incentive Compensation Plan	FOR

4.	To ratify the appointment of KPMG LLP as our independent auditor for 2016	FOR

5.	To consider a stockholder proposal regarding an independent Board chairman, if properly presented	AGAINST

We will also act on any other business that is properly raised.

March 11, 2016

By Order of the Board of Directors,

Craig T. Beazer

Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number listed on your proxy card	IN PERSON Attend the annual meeting (see page 81 for more information)	BY MAIL Mail in a completed proxy card

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 12, 2016: Our 2016 proxy statement and 2015 Annual Report to stockholders are available at www.envisionreports.com/bk.

2	BNY Mellon	2016 Proxy Statement

INTRODUCTION

This introduction highlights certain information included in the proxy statement. You should read the entire proxy statement carefully before voting.

2015 Business Highlights

On Track to Achieve Our Three-Year Financial Goals

▲ 19%* Operating EPS	▲ 2%* Adjusted revenue

▼ 2%* Adjusted noninterest expense	Adjusted pre-tax operating margin up 270 basis points to 31%*

Awards and Recognition

Investment Services

#1 in The Expert category

R&M Investor Services Survey, 2015

Top Service Provider

Mutual Fund Service Guide, 2015

Best Managed Accounts Platform

Hedgeweek, 2015

#1 in Product Capability,

Tri-Party Securities Financing Survey

Global Custodian, 2015

Investment Management

Top National Private Asset

Manager and Top Private Bank

Offering for Family Offices

Family Wealth Report, 2015

Highest Growth Product

Standish Global Fixed Income strategy

Morningstar’s World Bond category, 2015

LDI Manager of the Year

(third consecutive year)

c/o European Innovation Awards, 2015

Treasury Services

Best Trade Outsourcing Bank

Global Trade Review, 2015

Technology

Top Company for Women in Technology

Anita Borg Institute, 2015

Tech Project of the Year

The Banker, 2015

Corporate Social Responsibility

World and North American Indices

Dow Jones Sustainability Indices, 2015

*	2015 vs. 2014. Operating EPS, adjusted revenue, adjusted noninterest expense and adjusted pre-tax operating margin are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Annex A.

BNY Mellon	2016 Proxy Statement	3

INTRODUCTION

DIRECTOR NOMINEES

Our directors contribute to the strength of our Board through their experience, diversity, differing perspectives and institutional knowledge.

COMMITTEE MEMBERSHIPS

Name	Occupation	Independent	Audit	Corp. Gov. & Nom.(1)	Corp. Social Resp.	Executive(1)	Finance	Human Res. & Comp.	Risk	Technology
Nicholas M. Donofrio Age 70, Director since 1999	Retired EVP, Innovation & Technology of IBM Corporation	●			●	●			●	C
Joseph J. Echevarria Age 59, Director since 2015	Retired CEO of Deloitte LLP	●	C		●		●
Edward P. Garden Age 54, Director since 2014	Chief Investment Officer and a founding partner of Trian Fund Management, L.P.	●					●	●	●
Jeffrey A. Goldstein Age 60, Director since 2014	Managing Director, Hellman & Friedman LLC	●					C	●	●
Gerald L. Hassell Age 64, Director since 1998	Chairman & CEO of The Bank of New York Mellon Corporation					●
John M. Hinshaw Age 45, Director since 2014	EVP and Chief Customer Officer of Hewlett Packard Enterprise Company	●						●	●	●
Edmund F. “Ted” Kelly Age 70, Director since 2004	Retired Chairman of Liberty Mutual Group	●						●	C	●
John A. Luke, Jr. Age 67, Director since 1996	Non-Executive Chairman of WestRock Company	●	●	●		●
Mark A. Nordenberg Age 67, Director since 1998	Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law of the University of Pittsburgh	●	●	●	C					●
Catherine A. Rein Age 73, Director since 1981	Retired Senior EVP & Chief Administrative Officer of MetLife, Inc.	●	●	●		●
Samuel C. Scott III Age 71, Director since 2003	Retired Chairman, President & CEO of Ingredion Incorporated	●	●		●	●		C

1	William C. Richardson, currently Chairman of our Corporate Governance and Nominating Committee, is retiring as a director of our company immediately after our Annual Meeting. Wesley W. von Schack, currently Chairman of our Executive Committee, is resigning as a director of our company, effective following our Annual Meeting.

4	BNY Mellon	2016 Proxy Statement

INTRODUCTION

GOVERNANCE AND COMPENSATION

Robust Stockholder Rights	Active, Independent Board	Our Culture

•   No staggered board

•   Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

•   Proxy access allowing stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least 3 years to nominate up to 20% of the Board

•   No plurality voting in uncontested director elections (each director must be elected by majority of votes cast)

•   No supermajority voting: stockholder actions require only majority of votes cast (not majority of shares present and entitled to vote)

•   No “poison pill” (stockholders’ rights plan)

•   Continued, active engagement with our stakeholders

•   Independent board: our Board is comprised solely of independent directors other than our CEO and meets in regular executive sessions

•   Independent Lead Director: selected by our independent directors and empowered with broad authority

•   Committee Chairman rotation: our committee chairmen are required to rotate at five-year intervals

•   High rate of attendance: average 2015 attendance at Board and committee meetings was 90%

•   Risk-aware: we protect against excessive risk-taking through multiple lines of defense, including Board oversight

•   Honest and accountable: our codes of conduct apply to all employees and directors to provide a framework for ethical conduct

•   Innovative and evolving: we encourage directors to participate in continuing education programs, and have continued to enhance our integrated learning and development platform for employees through BNY Mellon University (“BKU”)

Awarded 2015 Total Direct Compensation(1)

		Annual Incentive			Long-Term Incentive		Total Incentive	Awarded Total Direct Compensation(1)
Named Executive Officers (NEOs)	Salary	Cash	RSUs	% of Target	PSUs	% of Target	% of Target
Gerald L. Hassell Chairman & CEO	$1,000,000	$2,419,200	$9,676,800	144%	$4,140,000	115%	135%	$17,236,000
Thomas P. (Todd) Gibbons Vice Chairman & CFO	$650,000	$2,426,760	$2,966,040	144%	$1,845,750	115%	135%	$7,888,550
Curtis Y. Arledge(2) Vice Chairman & CEO of Investment Management	$650,000	$3,364,200	$4,111,800	80%	$3,204,000	80%	80%	$11,330,000
Karen Peetz President	$650,000	$1,647,726	$2,013,887	120%	$1,305,000	100%	114%	$5,616,613
Brian T. Shea(3) Vice Chairman & CEO of Investment Services	$600,000	$2,459,646	$3,006,234	145%	$1,863,000	115%	136%	$7,928,880

1	The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2015 in the “Total” column of the Summary Compensation Table set forth on page 54. The above table is not a substitute for the Summary Compensation Table.
2	Mr. Arledge is no longer serving as Vice Chairman and CEO of Investment Management, and his employment with BNY Mellon is scheduled to terminate on March 23, 2016. As a result, Mr. Arledge is eligible to vest only in a pro-rated amount of his 2015 long-term incentive award, as further discussed on page 51.
3	Mr. Shea’s salary increased from $550,000 to $600,000 effective July 1, 2015.

BNY Mellon	2016 Proxy Statement	5

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 7

NOMINEES	Page 8
Director Qualifications	Page 14
Majority Voting Standard	Page 15

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 16
Our Corporate Governance Practices	Page 16
Board Leadership Structure	Page 18
Director Independence	Page 19
Oversight of Risk	Page 21
Board Meetings and Committee Information	Page 22
Compensation Consultants to the HRC Committee	Page 26
Succession Planning	Page 27
Contacting the Board	Page 27

DIRECTOR COMPENSATION	Page 28

6	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Resolution

Proposal

We are asking stockholders to elect the 11 nominees named in this proxy statement to serve on the Board of Directors of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we” or “us”) until the 2017 Annual Meeting of stockholders or until their successors have been duly elected and qualified.

Background

• Each nominee currently serves on our Board of Directors. • 10 nominees are currently independent directors and one nominee serves as the company’s Chairman and Chief Executive Officer.

•  Richard J. Kogan  and William C. Richardson, currently directors of our company, will not be standing for re-election at our Annual Meeting. Wesley W. von Schack, currently a director of our company, is resigning, effective following our Annual Meeting.

•   The Board and the Corporate Governance and Nominating Committee (“CG&N Committee”) have concluded that each of our nominees should be recommended for re-nomination as a director as described on page 14 after considering, among other things, the nominee’s (1) professional background and experience, (2) senior level policy-making positions, (3) other public company board experience, (4) diversity, (5) intangible attributes, (6) prior BNY Mellon Board experience, and (7) Board attendance and participation.

•   The nominees have skills and expertise in a wide range of areas, including technology, accounting, private equity, financial regulation, financial services, insurance, risk management and legal matters.

Voting

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 15. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CG&N Committee’s consideration of tendered resignations is provided on page 15 below.

BNY Mellon	2016 Proxy Statement	7

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Nicholas M. Donofrio

Age 70

Independent Director of BNY Mellon and predecessor companies since 1999

Retired Executive Vice President,

Innovation and Technology of

IBM Corporation

Committees: Corporate Social Responsibility, Executive, Risk, Technology (Chairman)

Other Current Public Company Board Service: Advanced Micro Devices, Inc.; Delphi Automotive PLC

Joseph J. Echevarria

Age 59

Independent Director since 2015

Retired CEO of Deloitte LLP

Committees: Audit (Chairman), Corporate Social Responsibility, Finance

Other Current Public Company Board Service: Pfizer Inc.

Mr. Donofrio served as Executive Vice President, Innovation and Technology of International Business Machines (“IBM”) Corporation, a developer, manufacturer and provider of advanced information technologies and services, from 2005 until his retirement in 2008. Mr. Donofrio previously served as Senior Vice President, Technology and Manufacturing of IBM Corporation from 1997 to 2005 and spent a total of 44 years as an employee of IBM Corporation. In addition to the public company board service noted above, Mr. Donofrio currently serves as a director of Liberty Mutual Group. He previously served as a director of The Bank of New York Company, Inc. (“The Bank of New York”) from 1999 to 2007 and has served as a director of the company since 2007.

Mr. Donofrio holds seven technology patents and is a member of numerous technical and science honor societies. Mr. Donofrio serves as a director of the National Association of Corporate Directors, is Co-Chair Emeritus and a member of the Board of Trustees of the New York Hall of Science, is a director of Sproxil, Inc. and O’Brien & Gere, is on the board of advisors of StarVest Partners, L.P., and is a member of the Board of Trustees of Syracuse University. Mr. Donofrio earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree from Syracuse University.

Skills and Expertise:

•	Expertise in technology issues

•	Senior level policy-making experience in the field of engineering

•	Teaching and training in the area of innovation

Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named Chief Executive Officer. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee of the University of Miami and a Member of the Private Export Council, the principal national advisory committee on international trade. He also serves as a board member and Chief Executive Officer of President Obama’s My Brother’s Keeper Alliance. Mr. Echevarria has served as a director of the company since 2015. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•	Leadership of a large, global company

•	Financial expert, with expertise in accounting, regulatory and compliance issues

•	Senior level policy-making experience in the field of professional services

Leadership	Technology	Global	Finance	Governance	Research	Diversity

8	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Edward P. Garden

Age 54

Independent Director since 2014

Chief Investment Officer and a founding partner of Trian Fund Management, L.P.

Committees: Finance, Human Resources and Compensation, Risk

Other Current Public Company Board Service: None

Jeffrey A. Goldstein

Age 60

Independent Director since 2014

Managing Director, Hellman & Friedman LLC and Former Under Secretary of the Treasury for Domestic Finance

Committees: Finance (Chairman), Human Resources and Compensation, Risk

Other Current Public Company Board Service: None

Mr. Garden has been Chief Investment Officer and a founding partner of Trian Fund Management, L.P. (“Trian”), a multi-billion dollar alternative investment management firm, since November 2005. He has served as a director of the company since 2014.

Mr. Garden served as a director of Family Dollar Stores, Inc., a discount retailer, from September 2011 until its acquisition by Dollar Tree, Inc. in July 2015, and as a director of The Wendy’s Company from December 2004 to December 2015. Mr. Garden has also entered into an agreement with Pentair plc, pursuant to which at its 2016 annual general meeting of shareholders, Pentair will recommend to its shareholders that they approve an amendment to increase the size of the board by one director and immediately after such approval, Pentair will appoint Mr. Garden as a director to fill the vacancy. Previously he served as Vice Chairman and a director of Triarc Companies, Inc. from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden graduated from Harvard College with a B.A. in Economics.

Skills and Expertise:

•	Experience in finance

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies

Mr. Goldstein has been a Managing Director at Hellman & Friedman LLC, a private equity firm, since 2011 and was previously at the firm from 2004 to 2009. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011. Mr. Goldstein has served as a director of the company since 2014.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the highest honor for a presidential appointee. Earlier in his career Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

•	Experience in private equity and finance

•	Expertise in the operations of large financial institutions

•	Experience in financial regulation and banking

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2016 Proxy Statement	9

ITEM 1. ELECTION OF DIRECTORS > Nominees

Gerald L. Hassell

Age 64

Management Director of BNY Mellon and predecessor companies since 1998

Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation

Committees: Executive

Other Current Public Company Board Service: Comcast Corporation

John M. Hinshaw

Age 45

Independent Director since 2014

Executive Vice President and Chief Customer Officer of Hewlett Packard Enterprise Company

Committees: Human Resources and Compensation, Risk, Technology

Other Current Public Company Board Service: None

Mr. Hassell has served as our Chief Executive Officer since 2011 and served as our President since the merger of The Bank of New York and Mellon Financial Corporation (“Mellon”) in 2007 (the “merger”) through 2012. Prior to the merger, Mr. Hassell served as President of The Bank of New York from 1998 to 2007. He served as a director of The Bank of New York from 1998 to 2007 and has served as a director of the company since 2007. Since joining The Bank of New York’s Management Development Program more than three decades ago, Mr. Hassell has held a number of key leadership positions within the company in securities servicing, corporate banking, credit, strategic planning and administration services.

In addition to the public company board service noted above, Mr. Hassell is also a director of the National September 11 Memorial & Museum and the Lincoln Center for the Performing Arts, and is Vice Chair of Big Brothers/Big Sisters of New York. Mr. Hassell holds a Bachelor of Arts degree from Duke University and a Master in Business Administration degree from the New York University Stern School of Business.

Skills and Expertise:

•	Knowledge of the company’s businesses and operations

•	Participation in financial services industry associations

•	Experience in the financial services industry

Mr. Hinshaw has served as the Executive Vice President and Chief Customer Officer of Hewlett Packard Enterprise Company since November 2015. From November 2011 to November 2015, Mr. Hinshaw served as Executive Vice President of Technology and Operations at Hewlett-Packard Company. He is also a member of the Executive Council at Hewlett Packard Enterprise Company. Mr. Hinshaw has served as a director of the company since 2014.

Prior to joining Hewlett-Packard Company, Mr. Hinshaw served as Vice President and General Manager for Boeing Information Solutions at The Boeing Company. Before that, he served as Boeing’s Chief Information Officer and led their companywide corporate initiative on information management and information security. Mr. Hinshaw also spent 14 years at Verizon Communications where, among several senior roles, he was Senior Vice President and Chief Information Officer of Verizon Wireless, overseeing the IT function of the wireless carrier. Mr. Hinshaw is also a board member of DocuSign, Inc., a provider of electronic signature transaction management, and the National Academy Foundation, an educational non-profit organization. He received a B.B.A. in Computer Information Systems and Decision Support Sciences from James Madison University.

Skills and Expertise:

•	Technology and management expertise

•	Experience in the operations of large, complex companies

•	Leadership roles in several different industries

Leadership	Technology	Global	Finance	Governance	Research	Diversity

10	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Edmund F. “Ted” Kelly

Age 70

Independent Director of BNY Mellon and predecessor companies since 2004

Retired Chairman of Liberty Mutual Group

Committees: Human Resources and Compensation, Risk (Chairman), Technology

Other Current Public Company Board Service: EMC Corporation

John A. Luke, Jr.

Age 67

Independent Director of BNY Mellon and predecessor companies since 1996

Non-Executive Chairman of WestRock Company

Committees: Audit, Corporate Governance and Nominating, Executive

Other Current Public Company Board Service: The Timken Company; WestRock Company

Mr. Kelly served as Chairman (from 2000 to 2013), President (from 1992 to 2010) and Chief Executive Officer (from 1998 to 2011) of Liberty Mutual Group, a multi-line insurance company. Mr. Kelly served as a director of Mellon from 2004 to 2007 and has served as a director of the company since 2007.

Mr. Kelly’s experience also includes senior-level management positions at Aetna Life & Casualty Company. Mr. Kelly was a director of Citizens Financial Group Inc., where he served as Chair of the Audit Committee and Chair of the Joint Risk Assessment Committee. In addition to the public company board service noted above, Mr. Kelly is also a member of the Board of Governors of the Property Casualty Insurers Association of America and a director of the Financial Services Roundtable; a member of the boards of the United Way of Massachusetts Bay, the American Red Cross of Massachusetts Bay, the American Ireland Fund and The Massachusetts Mentoring Partnership, among others; a past member of the Board of Trustees for Boston College and former President of the Boston Minuteman Council of the Boy Scouts of America. Mr. Kelly received a Bachelor of Arts degree from Queen’s University in Belfast and a Ph.D. from the Massachusetts Institute of Technology.

Skills and Expertise:

•	Leadership of a large public company in a highly regulated industry

•	Experience in risk management

•	Senior-level policy-making experience in the insurance industry

Mr. Luke has served as non-executive Chairman of WestRock Company, a global paper and packaging company, since July 2015 when it was formed by the merger of Rock-Tenn Company and MeadWestvaco Corporation. Mr. Luke previously served as Chairman and Chief Executive Officer of MeadWestvaco Corporation from 2002 to July 2015. Mr. Luke served as a director of The Bank of New York from 1996 to 2007 and has served as a director of the company since 2007.

In addition to the public company board service noted above, Mr. Luke is also a director of FM Global and a former director and chairman of the National Association of Manufacturers and the American Forest & Paper Association. He is a trustee of the American Enterprise Institute for Public Policy Research, serves on the boards of the US China and India Business Councils and is a former member of the President’s Export Council. Mr. Luke is also a trustee of the Colonial Williamsburg Foundation, the Virginia Museum of Fine Arts, and is rector and member of the Board of Visitors of Virginia Commonwealth University. Mr. Luke served as an officer with the U.S. Air Force in Southeast Asia during the Vietnam conflict. He earned a Bachelor of Arts degree from Lawrence University and a Master in Business Administration degree from The Wharton School of Business at the University of Pennsylvania.

Skills and Expertise:

•	Leadership of a large public company

•	Experience managing finance, operations and marketing of an international business

•	Senior level policy-making experience in the manufacturing industry

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2016 Proxy Statement	11

ITEM 1. ELECTION OF DIRECTORS > Nominees

Mark A. Nordenberg

Age 67

Independent Director of BNY Mellon and predecessor companies since 1998

Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law of the University of Pittsburgh

Committees: Audit, Corporate Governance and Nominating, Corporate Social Responsibility (Chairman), Technology

Other Current Public Company Board Service: None

Catherine A. Rein

Age 73

Independent Director of BNY Mellon and predecessor companies since 1981

Retired Senior Executive Vice President and Chief Administrative Officer of MetLife, Inc.

Committees: Audit, Corporate Governance and Nominating, Executive

Other Current Public Company Board Service: None

Mr. Nordenberg served as Chancellor and Chief Executive Officer of the University of Pittsburgh, a major public research university, from 1996 to August 2014. He currently serves as Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law at the University. Mr. Nordenberg served as a director of Mellon from 1998 to 2007 and has served as a director of the company since 2007.

Mr. Nordenberg joined the University of Pittsburgh’s law faculty in 1977 and served as Dean of the School of Law from 1985 until 1993. Mr. Nordenberg was the interim Provost and Senior Vice Chancellor for Academic Affairs from 1993 to 1994, and interim Chancellor from 1995 to 1996. A specialist in legal process and procedure, including civil litigation, he has published books, articles and reports on this topic, and has served as a member of both the U.S. Advisory Committee on Civil Rules and the Pennsylvania Supreme Court’s Civil Procedural Rules Committee. He is a former director and executive committee member of the Association of American Universities and has served on the boards of national and regional organizations promoting innovation and economic progress. Mr. Nordenberg received his Bachelor of Arts degree from Thiel College and his Juris Doctorate degree from the University of Wisconsin School of Law.

Skills and Expertise:

•	Legal expertise

•	Leadership of a major research university

•	Experience in the operations and management of a large institution

Ms. Rein served as Senior Executive Vice President and Chief Administrative Officer of MetLife, Inc., an insurance and financial services company, from 2005 to 2008. Prior to that, Ms. Rein served as President and Chief Executive Officer of Metropolitan Property and Casualty Insurance Company from 1999 to 2005. Ms. Rein served in key leadership positions at MetLife, Inc. from 1985 to 1998. Ms. Rein served as a director of The Bank of New York from 1981 to 2007 and has served as a director of the company since 2007.

Before joining MetLife, Ms. Rein served as vice president and general counsel for The Continental Group, Inc., a global diversified packaging company. Prior to that, she was associated with the New York City law firm of Dewey, Ballantine, Bushby, Palmer & Wood. Ms. Rein is an emeritus member of the Board of Visitors of the New York University Law School, previously chaired the MetLife Foundation, is a director emeritus of Corning Incorporated and served from 2001 to 2015 on the board of FirstEnergy Corp. Ms. Rein received a Bachelor of Arts degree from The Pennsylvania State University and a Juris Doctorate degree from New York University School of Law.

Skills and Expertise:

•	Leadership of a large public company in a highly regulated industry

•	Experience as general counsel

•	Senior-level policy-making experience in the insurance industry

Leadership	Technology	Global	Finance	Governance	Research	Diversity

12	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Samuel C. Scott III

Age 71

Independent Director of BNY Mellon and predecessor companies since 2003

Retired Chairman, President and Chief Executive Officer of Ingredion Incorporated (formerly Corn Products International, Inc.)

Committees: Audit, Corporate Social Responsibility, Executive, Human Resources and Compensation (Chairman)

Other Current Public Company Board Service: Abbott Laboratories; Motorola Solutions, Inc.

Prior to his retirement in 2009, Mr. Scott served as Chairman (since 2001), Chief Executive Officer (since 2001) and President and Chief Operating Officer (since 1997) of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of Bestfoods Corn Refining from 1995 to 1997 and President of American Corn Refining from 1989 to 1997. In addition to the public company board service noted above, Mr. Scott also serves on the boards of, among others, Chicago Sister Cities, Northwestern Medical Group, the Chicago Urban League and The Chicago Council on Global Affairs. Mr. Scott received both a Bachelor of Science degree and a Master in Business Administration degree from Fairleigh Dickinson University. Mr. Scott served as a director of The Bank of New York from 2003 to 2007 and has served as a director of the company since 2007.

Skills and Expertise:

•	Senior level policy-making experience in the food industry

•	Leadership of international company

•	Experience in the operations and management of a large public company

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2016 Proxy Statement	13

ITEM 1. ELECTION OF DIRECTORS > Nominees

Director Qualifications

The CG&N Committee assists the Board in reviewing and identifying individuals qualified to become Board members. The CG&N Committee utilizes Board-approved criteria, set forth in our Corporate Governance Guidelines (see “Helpful Resources” on page 87), in recommending nominees for directors at Annual Meetings and to fill vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

In selecting nominees for election as directors, our CG&N Committee considers:

•	Professional background and experience. The individual’s specific experience, background and education, including skills and knowledge essential to the oversight of the company’s businesses.

•

Senior-level management positions. The individual’s sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and Challenge. The individual’s capability of evaluating complex business issues and making sound judgments and constructively challenging management’s recommendations and actions.

•

Diversity. The individual’s contribution to the diversity of the Board (in all aspects of that term), including diversity of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender, national origin and sexual preference.

•

Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s freedom from conflicts of interest that could interfere with their duties as a director.

•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

The CG&N Committee seeks individuals with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The CG&N Committee will evaluate all candidates suggested by other directors or third-party search firms (which the company retains from time to time, including over the past year, to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on recommending a candidate for nomination as a director see “Contacting the Board’ on page 27.

The Board and the CG&N Committee have concluded that each of our current Board members should be recommended for re-nomination as a director. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Board and the CG&N Committee considered, among other factors:

•	The criteria for the nomination of directors described above,

•	Feedback from the annual Board and committee evaluations,

•	Attendance and preparedness for Board and committee meetings,

•	Outside board and other affiliations, for actual or perceived conflicts of interest,

•	The overall contributions to the Board, and

•	The needs of the company.

Our Board believes the nominees meet the criteria described above with diversity and depth and breadth of experience that enable them to effectively oversee management of the company. No director has a family relationship to any other director, nominee for director or executive officer.

Richard J. Kogan and William C. Richardson, who were elected as directors at our 2015 Annual Meeting, will not be standing for re-election. The Board is grateful to each of Mr. Kogan and Dr. Richardson for his invaluable contributions as a director during his more than 17 years of service and nearly 20 years of service, respectively, to the company and The Bank of New York. Wesley W. von Schack, who was elected as director at our 2015 Annual Meeting, is resigning effective following our Annual Meeting. The Board is grateful to Mr. von Schack for his invaluable contributions as a director during his nearly 27 years of service to the company and Mellon. The Board will miss the camaraderie, commitment and perspective of each of these departing directors.

14	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote.

Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CG&N Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members. The Board will act on the CG&N Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CG&N Committee, the Board will consider the factors considered by the CG&N Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose the Board’s decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY Mellon	2016 Proxy Statement	15

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Corporate Governance Practices

We believe that the strength of BNY Mellon’s business is a direct reflection of the high standards set by our governance structure. It provides guidance in managing the company from the Board of Directors on down for the benefit of all our stakeholders including our investors, clients, employees and communities.

Independence

•   Our Board is comprised of all independent directors, other than our Chief Executive Officer, and our independent directors meet in executive sessions at each regularly scheduled Board and committee meeting.

•   Our independent Lead Director is selected by our independent directors and has broad powers, including approval of Board meeting agendas, materials and schedules and leading executive sessions.

•   We have seven standing committees made up entirely of independent directors.

Active Engagement

•   We have a high rate of director attendance at Board and committee meetings in 2015, averaging 90%.

•   We have continued to actively engage with our stakeholders through multiple initiatives, resulting in conversations with investors representing about 54% of our outstanding shares, as well as with proxy advisory firms and other stakeholders.

•   Our Board has publicly endorsed the Shareholder-Director Exchange (SDX) Protocol as a guide to support effective engagement between shareholders and directors.

•   Stockholders and other interested parties can directly contact our Board (see “Helpful Resources” on page 87).

Ongoing Improvements

•   We recently amended our Corporate Governance Guidelines to require that the Corporate Governance and Nominating Committee rotate committee Chairmen at five-year intervals and consider enhanced director qualifications in connection with director nominations.

•   Following engagement with stockholders, we adopted proxy access permitting up to 20 stockholders, who have owned at least 3% of our common stock for at least 3 years, to submit director nominees (up to 20% of the Board) if the stockholder(s) and nominee(s) satisfy the requirements in our by-laws.

•   Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special shareholder meeting.

•   Each year, our Board and each of our Audit, Corporate Governance and Nominating, Corporate Social Responsibility, Finance, Human Resources and Compensation, Risk and Technology Committees conduct self-evaluations (see “Evaluation of Board and Committee Effectiveness” on page 17).

•   Our Board participates in Board information sessions during regularly scheduled and special meetings, during which they receive business updates from senior management, risk executives and our General Counsel.

•   Directors are encouraged to participate in continuing education programs and our company reimburses directors for such expenses. In addition, new directors participate in our director orientation program in their first six months as a director.

Robust Programs

•   A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

•   We have adopted codes of conduct applicable to our directors, as well as all of our employees, to provide a framework for the highest standards of professional conduct and to foster a culture of honesty and accountability.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

What We Don’t Do

•  No staggered board.

•  No “poison pill” (stockholders’ rights plan).

•  No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

•  No plurality voting in uncontested director elections. Each director must be elected by a majority of the votes cast.

Corporate Governance Developments

Our Board, led by our CG&N Committee, continually seeks to improve our governance structures, and has recently made the following enhancements:

•	Adopted proxy access by-law amendment,

•	Amended Corporate Governance Guidelines such that no committee chair shall serve in such capacity for more than five consecutive years, and

•

Expanded the description of Director Qualifications in the Corporate Governance Guidelines to reflect the robust criteria that the CG&N Committee considers in connection with prospective and re-nominated directors.

During 2015, our Board elected new chairs to the Audit, CG&N and Risk Committees. We would anticipate the election of a new chair to the Corporate Social Responsibility and Human Resources and Compensation Committees in 2016.

With the resignation of Mr. von Schack, effective following the Annual Meeting, our independent directors intend to elect Mr. Echevarria as Lead Director consistent with our Board’s succession planning.

Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our Audit, CG&N, Corporate Social Responsibility, Finance, Human Resources and Compensation, Risk and Technology Committees conduct a self-evaluation to continually enhance performance. Each of the committee self-evaluations is conducted in an executive session led by the Chairman of the committee.

With respect to the Board’s self-evaluation, in the first quarter of each year, the Lead Director interviews each director to obtain his or her assessment of the effectiveness of the Board. Areas of consideration in the Board self-evaluations include director contribution and performance, Board structure and size, Board dynamics, the range of business, professional and other backgrounds of directors necessary to serve the company and the range and type of information provided to the Board by management. The Lead Director summarizes the individual assessments for discussion with the Board and, if necessary, committees. The Board and management then work together to enhance Board and committee effectiveness.

Active Stockholder Engagement Program

In 2015, our Board formally endorsed the SDX Protocol which offers guidance to public company boards and shareholders on when engagement is appropriate, and how to make these engagements valuable and effective. However, before this action we were effectively following that protocol while we conducted extensive governance reviews and investor outreach throughout the year. Our independent directors have been engaged in these outreach discussions, along with management, to ensure that management and our Board are aware of and consider stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and address those matters effectively. For example, our Board decided to implement proxy access after considering feedback from stockholders regarding specific prospective provisions and the maturity of proxy access by-law amendments among public companies. Additionally, following feedback from stockholders regarding the mechanics of our annual Board and committee self-evaluation process, we have added enhanced our proxy statement to include discussion regarding this important process.

BNY Mellon	2016 Proxy Statement	17

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Board Leadership Structure

Our Board has reviewed its current leadership structure — which consists of a combined Chairman and Chief Executive Officer with an independent Lead Director — in light of the Board’s composition, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors. Our Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, continues to be the most appropriate Board leadership structure for the company.

Efficient and Effective Action

A combined Chairman/Chief Executive Officer:

•  Is in the best position to be aware of major issues facing the company on a day-to-day and long-term basis, and to identify and bring key risks and developments facing the company to the Board’s attention (in coordination with the Lead Director as part of the agenda-setting process), and

•  Eliminates the potential for uncertainty as to who leads the company, providing the company with a single public “face” in dealing with stockholders, employees, regulators, analysts and other constituencies.

A substantial majority of our peers also utilize a similar board structure with a combined Chairman and Chief Executive Officer, as well as a lead or presiding independent director.

Strong Counterbalances

As set forth in our Corporate Governance Guidelines, our Lead Director:

•  In coordination with the Chairman/Chief Executive Officer, reviews and approves agendas for Board meetings, materials and information sent or presented to the Board and meeting schedules,

•  Has the authority to add items to the agenda for any Board meeting,

•  Presides at executive sessions of independent directors, which are held at each regular Board and committee meeting,

•  Serves as a non-exclusive liaison between the other independent directors and the Chairman/Chief Executive Officer,

•  Can call meetings of the independent directors in his discretion and chairs any meeting of the Board or stockholders at which the Chairman is absent,

•  Is available to meet with major stockholders and regulators under appropriate circumstances, and

•  In conjunction with the chairman of the Human Resources and Compensation Committee (“HRC Committee”), discusses with the Chairman/Chief Executive Officer the Board’s annual evaluation of his performance as Chief Executive Officer.

In addition, the powers of the Chairman under our by-laws are limited — other than chairing meetings of the Board and stockholders, the powers conferred on the Chairman (e.g., ability to call special meetings of stockholders or the Board) can also be exercised by the Board or a specified number of directors or, in some cases, the Lead Director, or are administrative in nature (e.g., authority to execute documents on behalf of the company).

18	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Director Independence

Our Board has determined that 10 of our 11 director nominees are independent. Our independent director nominees are Nicholas M. Donofrio; Joseph J. Echevarria; Edward P. Garden; Jeffrey A. Goldstein; John M. Hinshaw; Edmund F. “Ted” Kelly; John A. Luke, Jr.; Mark A. Nordenberg; Catherine A. Rein and Samuel C. Scott III. As our Chairman and Chief Executive Officer, Gerald L. Hassell is not independent. The Board has also determined that Mr. Kowalski, who did not stand for reelection as a director last year, was independent during the period in 2015 in which he served as a director, and that Mr. Kogan and Dr. Richardson, who are not standing for reelection as directors this year, and Mr. von Schack, who is resigning effective following our Annual Meeting, are independent.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are also included in our Corporate Governance Guidelines) based on the specified categories and types of transactions, which conform to, or are more exacting than, the independence requirements of the New York Stock Exchange, or NYSE.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances;

•

in the event that the arrangements had not been made or were terminated in the normal course of business, it is not reasonably likely that there would be a material adverse effect on the financial condition, results of operations or business of the recipient; or

•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System.

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached simply by reference to the factors listed above.

In determining that each of the directors, other than Mr. Hassell, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships and arrangements rose to the level that would require disclosure under our related party transactions policy described on page 84, and none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues, which is one of our standards for director independence:

•

Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services from the following organizations during a period in 2015 when one of our current or former independent directors served as an executive officer of, or was otherwise employed by, such organization: Hewlett Packard Enterprise Company and its predecessor Hewlett-Packard Company (Mr. Hinshaw); Tiffany & Co. (Mr. Kowalski); and the University of Pittsburgh (Mr. Nordenberg). All of these purchases were made in the ordinary course of business. These purchases, when aggregated by seller, did not exceed 0.04% of the seller’s annual revenue for its last reported fiscal year or 0.14% of our annual revenue for 2015.

•

Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services – including asset management services, asset servicing, global markets services, issuer services, treasury services, leasing, liquidity investment services or credit services – to the following organizations during a period in 2015 when one of our current or former independent directors served as an executive officer of, or was otherwise employed by, such organization: Trian Fund Management L.P. (Mr. Garden); Hellman & Friedman LLC (Mr. Goldstein); Hewlett Packard Enterprise Company and its predecessor Hewlett-Packard Company (Mr. Hinshaw);

BNY Mellon	2016 Proxy Statement	19

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Tiffany & Co. (Mr. Kowalski); MeadWestvaco Corporation (Mr. Luke); and the University of Pittsburgh (Mr. Nordenberg). All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. The amount of fees paid to us by each purchaser was less than 0.20% of the purchaser’s annual revenue for its last reported fiscal year and less than 0.03% of our annual revenue for 2015.

•

Customer relationships. We and our subsidiaries provide ordinary course services, including asset management services, banking services, broker services and credit services, to Messrs. Kowalski, Luke, Nordenberg and Richardson and Ms. Rein, in each case on terms substantially similar to those offered to other customers in similar circumstances.

•

Charitable contributions. We made (directly, through our subsidiaries or by the BNY Mellon Foundation or the BNY Mellon Foundation of Southwestern Pennsylvania) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which one of our independent directors served as a director, executive officer or trustee during 2015, namely Messrs. Donofrio, Echevarria, Goldstein, Hinshaw, Kogan, Nordenberg, Richardson, Scott and von Schack. In 2015, charitable contributions to these organizations totaled approximately $450,000 in the aggregate, and no organization received a contribution greater than $142,000.

•

Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of companies for which one of our independent directors served as an executive officer in 2015, namely Hewlett Packard Enterprise Company (Mr. Hinshaw) and MeadWestvaco Corporation (Mr. Luke, until July 1, 2015). As of December 31, 2015, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote less than 1.06% of the outstanding shares of Hewlett Packard Enterprise Company. As of June 30, 2015, the last day on which Mr. Luke was an executive officer of MeadWestvaco Corporation, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote less than 1.78% of the outstanding shares of such company. In addition, as of March 31, 2015, the last day on which Mr. Kowalski was an executive officer of Tiffany & Co., we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote less than 0.91% of the outstanding shares of such company.

Our Board determined that none of the transactions, relationships and arrangements described above constituted a material relationship between the respective director and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director and did not impair such director’s ability to act in the stockholders’ best interests.

20	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Oversight of Risk

Successful management of our company requires understanding, identification and management of risk. We oversee risk through multiple lines of defense.

Entity	Primary Responsibilities for Risk Management

Risk Committee, consisting entirely of independent directors

•   Review and approval of the enterprise-wide risk management practices of the company.

•   Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•   Review of significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures.

•   Evaluation of risk exposure and tolerance, and approval of Board level limits or exceptions.

•   Review and evaluation of the company’s policies and practices with respect to risk assessment and risk management.

•   Review, with respect to risk management and compliance, of (1) reports and significant findings of the company’s Risk Management and Compliance department (the “Risk department”) and the Internal Audit department (“Internal Audit”), (2) significant reports from regulatory agencies and management’s responses, and (3) the Risk department’s scope of work and its planned activities.

Audit Committee, consisting entirely of independent directors

•   Review and discussion of policies with respect to risk assessment and risk management.

•   Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•   Review of the Risk Committee’s annual report summarizing its review of the company’s methods for identifying and managing risks.

•   Review of the Risk Committee’s semi-annual reports regarding corporate-wide compliance with laws and regulations.

•   Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

Management

•   Chief Risk Officer: Implement an effective risk management framework and daily oversight of risk.

•   Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•   Senior Risk Management Committee: Provide a senior focal point within the company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in our company’s businesses.

BNY Mellon	2016 Proxy Statement	21

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

We also encourage robust interactions among the different parties responsible for our risk management. Since the financial crisis emerged in September 2008, the Risk and Audit Committees of our Board have held joint sessions at the beginning of each of their regular meetings to hear reports and discuss key risks affecting our company and our management of these risks.

All independent directors are typically present during joint sessions, because all independent directors are currently members of either our Risk or Audit Committee. In addition, the Risk Committee reviews the appointment, performance and replacement of our Chief Risk Officer, and the Senior Risk Management Committee’s activities, and any significant changes in its key responsibilities, must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk Management Committee and any significant changes in the key responsibilities of any sub-committee, or a change in chairmanship of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk Management Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;

•	define and measure the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate management level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 69 through 74 in our 2015 Annual Report. See “How We Address Risk and Control” on page 53 below for a discussion of risk assessment as it relates to our compensation program.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors then in office attended our 2015 Annual Meeting of stockholders.

Our Board held 17 meetings in 2015. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she sat, and the average attendance rate was 90%.

Committees and Committee Charters

Our Board has established several standing committees, and each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. Our committee charters are available on our website (see “Helpful Resources” on page 87).

22	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Audit Committee Independent 12 Meetings in 2015

Joseph J. Echevarria (Chair), Richard J. Kogan, John A. Luke, Jr.,
Mark A. Nordenberg, Catherine A. Rein, William C. Richardson, Samuel C. Scott III

Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate and have accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board. Our Board has determined that each of Mr. Echevarria and Ms. Rein satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant. All members have “banking and financial management expertise” as set out in the FDIC’s rules and regulations.

BNY Mellon	2016 Proxy Statement	23

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Corporate Governance and Nominating Committee Independent 4 Meetings in 2015

William C. Richardson (Chair), Richard J. Kogan, John A. Luke, Jr.,
Mark A. Nordenberg, Catherine A. Rein, Wesley W. von Schack

Corporate Governance Matters. As further described on page 14, our CG&N Committee assists our Board of Directors in reviewing and identifying individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is responsible for developing and recommending to our Board our Corporate Governance Guidelines and proposing changes to these guidelines from time to time as may be appropriate. In addition, the Committee oversees evaluations of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

Corporate Social Responsibility Committee Independent 3 Meetings in 2015

Mark A. Nordenberg (Chair), Nicholas M. Donofrio, Joseph J. Echevarria,
Samuel C. Scott III

Our Corporate Social Responsibility Committee’s purpose is to promote a culture that emphasizes and sets high standards for corporate citizenship and to review corporate performance against those standards. The Committee is responsible for providing oversight of the company’s programs regarding strategic philanthropy and employee community involvement, public policy and advocacy, including lobbying and political contributions, environmental management, corporate social responsibility of suppliers, corporate social responsibility governance and reporting and human rights. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

For additional information regarding the company’s commitment to corporate social responsibility and the Committee’s recent initiatives, see “Helpful Resources” on page 87.

Executive Committee 0 Meetings in 2015

Wesley W. von Schack (Chair), Nicholas M. Donofrio, Gerald L. Hassell,
John A. Luke, Jr., Catherine A. Rein, Samuel C. Scott III

The Executive Committee, as with each of our other standing committees, is appointed annually by the Board. The Committee generally has, as permitted by law and except as limited by the Board, the powers and may exercise all the authority of the Board during intervals between Board meetings. Unlike our other committees, the Executive Committee is only required to meet as frequently as necessary to fulfill its duties and responsibilities.

Finance Committee Independent 5 Meetings in 2015

Jeffrey A. Goldstein (Chair), Joseph J. Echevarria, Edward P. Garden

The Finance Committee was established in February 2015 as a standing committee of the Board to assist the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing: (1) financial forecasts, operating budgets, capital expenditures and expense management programs and progress relative to targets and relative to competitors; (2) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities; (3) the company’s capital structure, capital raising and capital distributions; and (4) any initiatives, including investments, mergers, acquisitions, and dispositions, that exceed the thresholds in our Corporate Governance Guidelines and, as necessary, making recommendations to the Board regarding those initiatives.

24	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Human Resources and Compensation Committee Independent 8 Meetings in 2015

Samuel C. Scott III (Chair), Edward P. Garden, Jeffrey A. Goldstein, John M. Hinshaw,
Edmund F. Kelly, Richard J. Kogan, Wesley W. von Schack

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our diversity and inclusion programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor to ensure that: (1) they provide an appropriate level of benefits in a cost-effective manner to meet our needs and objectives in sponsoring such plans; (2) they are properly and efficiently administered in accordance with their terms to avoid unnecessary costs and minimize any potential liabilities to us; (3) our responsibilities as plan sponsor are satisfied; and (4) financial and other information with respect to such plans is properly recorded and reported in accordance with applicable legal requirements.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing the Committee’s decisions.

Delegated Authority. The Committee has delegated to our CEO the responsibility for determining equity awards to certain employees, other than himself, who are eligible to receive grants under our Long-Term Incentive Plan (“LTIP”). This delegated authority is subject to certain limitations, including: (1) total aggregate shares represented by plan awards in any calendar year (1,100,000), (2) aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000), and (3) a sub-limit of shares represented by full value awards that may be granted in any calendar year (550,000). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion and Analysis” starting on page 32 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the role of our management and its independent compensation consultants and the role of the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 26.

BNY Mellon	2016 Proxy Statement	25

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Risk Committee Independent 5 Meetings in 2015

Edmund F. Kelly (Chair), Nicholas M. Donofrio, Edward P. Garden,
Jeffrey A. Goldstein, John M. Hinshaw, Wesley W. von Schack

See “Oversight of Risk” on page 21 above for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of enterprise-wide risk management practices; (2) review and approval of the company’s risk appetite statement; (3) review of significant financial and other risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s policies and practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant reports.

Technology Committee Independent 2 Meetings in 2015

Nicholas M. Donofrio (Chair), John M. Hinshaw, Edmund F. Kelly,
Mark A. Nordenberg

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also oversees risks associated with technology.

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee has engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant since March 2014. As discussed in greater detail in the “Compensation Discussion and Analysis” beginning on page 32 below, throughout the year, CAP assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. CAP reports directly to the committee, attends the in-person and telephonic meetings of the committee, and meets with the committee in executive session without management present. CAP also reviews and provides input on committee meeting materials and advises on other matters considered by the committee.

The HRC Committee annually reviews the independence of its compensation consultant. CAP works with management in executing its services to the committee, but does not provide services to management without pre-approval by the committee Chairman. In addition, CAP maintains, and has provided to the committee, a written policy designed to avoid, and address potential, conflicts of interest.

In 2015, neither CAP nor its affiliates provided any services to the company other than serving as the HRC Committee’s independent compensation consultant. The committee considered the Company’s relationship with CAP, assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that would prevent CAP from independently representing the committee.

26	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Succession Planning

We have succession plans and processes in place for our Chairman and Chief Executive Officer, each of our Vice Chairmen, President, and for the team of approximately 700 global senior leaders. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for future business success.

The succession plan for our Chairman and Chief Executive Officer is reviewed regularly by the HRC Committee and the other independent directors. The plan identifies a “readiness” level and ranking for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also a regular process, which also includes identifying a rank and readiness level for each potential internal candidate and also strategically planning for external hires for positions where, for example, gaps are identified. The HRC Committee and the Board review the succession plans for all management Executive Committee positions.

Contacting the Board

Interested parties may send communications to our Board or our independent directors or any Board committee through our Lead Director in accordance with the procedures set forth on our website (see “Helpful Resources” on page 87).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board or any individual director unless the item is marked “Confidential” or “Personal.” If so marked and addressed to the Board, it will be delivered unopened to the Lead Director. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters to our Board of Directors are processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

In addition, all directors are expected to attend each Annual Meeting of stockholders. While our by-laws, consistent with Delaware law, permit stockholder meetings to occur by remote communication, we intend this to be used only in exigent circumstances. Our Board believes that an in-person Annual Meeting provides an important opportunity for stockholders to ask questions.

BNY Mellon	2016 Proxy Statement	27

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings. In the case of airfare, directors are reimbursed for their travel expenses not exceeding the first-class commercial rate. In addition, corporate aircraft and charter aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

Each year, the CG&N Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CG&N Committee annually reviews independent director compensation to ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CG&N Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies.

Based on its review, each year since 2014, the CG&N Committee has recommended, and the Board has approved, an annual equity award with a value of $130,000 for each independent director. The annual equity award is in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. For 2015, this award of deferred stock units was granted shortly after the 2015 Annual Meeting for directors elected or re-elected at such meeting and, similarly, for 2016, this award will be granted shortly after the 2016 Annual Meeting for directors elected or re-elected at such meeting.

For 2015, our independent directors received an annual cash retainer of $110,000, payable in quarterly installments in advance. In addition, the chair of the HRC Committee received an annual cash retainer of $25,000, the chairs of the Audit Committee and the Risk Committee each received an annual cash retainer of $30,000, the chairs of all other committees each received an annual cash retainer of $20,000, each member of the Audit Committee and the Risk Committee received an annual membership fee of $10,000, and our Lead Director received an annual cash retainer of $50,000.

In addition, under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer of $110,000. We believe that our independent director compensation is consistent with current market practice, recognizes the critical role that our directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and will assist us in attracting and retaining highly qualified candidates. In the case of Mr. Garden, the CG&N Committee determined that holdings of our securities by Trian (other than hedged or pledged securities) shall be deemed to be beneficially owned by Mr. Garden for purposes of this stock ownership requirement, given his relationship with Trian and that he transfers to Trian, or holds for the benefit of Trian, his security holdings.

In the merger we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy The Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

28	BNY Mellon	2016 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Director Compensation

Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2015. Mr. Hassell did not receive any compensation for his service as a director. Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transfers to Trian, or holds for the benefit of Trian, all director compensation paid to him.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation($)(7)	Total($)
Nicholas M. Donofrio(1)	$152,200	$129,997	$—	$940	$283,137
Joseph J. Echevarria(1)(2)	$124,700	$129,997	$—	$—	$254,697
Edward P. Garden	$145,721	$129,997	$—	$—	$275,718
Jeffrey A. Goldstein(1)	$137,778	$129,997	$—	$—	$267,775
John M. Hinshaw(1)	$127,200	$129,997	$—	$—	$257,197
Edmund F. Kelly	$169,400	$129,997	$—	$—	$299,397
Richard J. Kogan(3)	$130,000	$129,997	$—	$—	$259,997
Michael J. Kowalski(4)	$53,903	$—	$—	$385	$54,288
John A. Luke, Jr.	$140,000	$129,997	$—	$—	$269,997
Mark A. Nordenberg	$155,400	$129,997	$3,780	$3,405	$292,582
Catherine A. Rein	$152,500	$129,997	$—	$2,025	$284,522
William C. Richardson(3)	$170,421	$129,997	$—	$941	$301,359
Samuel C. Scott III	$164,000	$129,997	$—	$514	$294,511
Wesley W. von Schack(1)(3)	$196,600	$129,997	$46,596	$5,083	$378,276

(1)	Elected to defer all or part of cash compensation in the Director Deferred Compensation Plan.

(2)	Mr. Echevarria was appointed as a director effective January 30, 2015.

(3)	Mr. Kogan and Dr. Richardson are retiring and are not standing for re-election at our Annual Meeting. Mr. von Schack is resigning, effective following our Annual Meeting.

(4)	Mr. Kowalski did not stand for re-election as a director at our 2015 Annual Meeting.

(5)	Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 3,053 deferred stock units granted to each independent director in April 2015, using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, each of Messrs. Donofrio, Goldstein, Kelly, Kogan, Luke, Nordenberg, Richardson, Scott, and von Schack and Ms. Rein owned 3,089 unvested deferred stock units.

(6)	The amounts disclosed in this column for Messrs. Nordenberg and von Schack represent the sum of the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Mellon Directors Plan. Under the Mellon Directors Plan, deferred amounts receive earnings based on (i) the declared rate, reflecting the return on the 120-month rolling average of the 10-year T-Note rate enhanced based on years of service and compounded annually, (ii) variable funds, which are credited with gains or losses that “mirror” the market performance of market-style funds or (iii) the company’s phantom stock. The fully enhanced declared rate for 2015 was 4.58%. The present value of Ms. Rein’s accumulated pension benefit under The Bank of New York Retirement Plan for Non-Employee Directors decreased by $13,695 due to a change in the FASB ASC 715 discount rate used to calculate the pension value. Ms. Rein is the only current director who participates in this plan. Participation in this plan was frozen as to participants and benefit accruals as of May 11, 1999.

(7)	The amounts disclosed for Messrs. Donofrio, Richardson and Scott and Ms. Rein reflect the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan. The amounts disclosed for Messrs. Nordenberg and von Schack reflect the estimated cost of the legacy Mellon Directors’ Charitable Giving Program, which remains in effect for them and certain other legacy Mellon directors. Upon such legacy Mellon director’s death, the company will make an aggregate donation of $250,000 to one or more charitable or educational organizations of the director’s choice. The donations are paid in 10 annual installments to each organization.

BNY Mellon	2016 Proxy Statement	29

ITEM 2. ADVISORY VOTE ON COMPENSATION

Quick Reference Guide

RESOLUTION	Page 31

COMPENSATION DISCUSSION AND ANALYSIS	Page 32
Introduction	Page 32
Our Performance	Page 35
Compensation of Our Named Executives	Page 36
Our Pay Practices	Page 46
How We Address Risk and Control	Page 53
Report of the HRC Committee	Page 53

EXECUTIVE COMPENSATION TABLES	Page 54
Summary Compensation Table	Page 54
Grants of Plan-Based Awards	Page 56
Outstanding Equity Awards at Fiscal Year-End	Page 57
Option Exercises and Stock Vested	Page 59
Pension Benefits	Page 59
Nonqualified Deferred Compensation	Page 61
Potential Payments upon Termination or Change in Control	Page 62

30	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Resolution

Proposal

We highly value dialogue and engagement with our stakeholders, including shareholders, employees, clients and the communities we serve, with respect to our executive compensation program. Consistent with that, and in accordance with SEC rules, we are asking stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2015 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

Background

•   Since our 2009 Annual Meeting, we have provided stockholders with an advisory vote on our executive compensation program each year. At last year’s Annual Meeting, over 95% of the votes cast approved our 2014 executive compensation.

•   We have continued our annual investor outreach process in 2015, resulting in our having conversations with investors representing about 54% of our outstanding shares as well as with proxy advisory firms and other stakeholders.

•   Our approach to compensation continues to be designed to directly link pay to performance, balance corporate and individual performance, promote long-term stock ownership and balance risk and reward, while taking into consideration market trends and practices as well as stakeholder feedback to refine our program.

Voting

Your vote on this resolution is an advisory vote. Although the Board is not required to take any action in response to the stockholder vote, the Board values our stockholders’ opinions. As in prior years, the Board intends to evaluate the results of the 2016 vote carefully when making future decisions regarding the compensation of our named executive officers. At our 2011 Annual Meeting, we provided stockholders with an advisory vote with respect to how often the company should hold a say-on-pay vote, and 86% of the votes cast voted in favor of holding such a vote annually. Consistent with the voting results, we intend to hold an advisory vote each year on our executive compensation program until the next stockholder advisory vote on its frequency, which we expect will occur at our 2017 Annual Meeting.

BNY Mellon	2016 Proxy Statement	31

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Introduction

Organization and Key Considerations

Our Performance (see page 35)

•   Our 2015 performance is on track to meet the three-year performance goals BNY Mellon set at its Investor Day in October 2014.

•   Operating EPS was $2.85, 11% above operating plan of $2.57 and representing 19% year-over-year growth

•   Adjusted Return on Tangible Common Equity improved to 21% (vs. 18% in 2014)*

•   Adjusted Revenue growth of 2% (to $15.1 billion), slightly below our operating plan*

•   Adjusted Pre-Tax Operating Margin improved to 31% (vs. 28% in 2014)*

•   Adjusted operating leverage of 420 basis points, exceeding the target by 263 basis points

•   Relative stock returns were strong, with both 1- and 3-year TSR outperforming the median of our peer group and the S&P 500 Financials Index

•   Continued disciplined expense control, with adjusted noninterest expense $335 million better than operating plan and lower than 2014*

•   Returned $3.115 billion to shareholders, with $2.355 billion in stock repurchases and $760 million in dividends

Compensation of Our Named Executives (see pages 36 to 45)

•   For 2015, deferred equity (RSUs and PSUs) comprise 86% of our CEO’s target incentive compensation and 69% of target incentive compensation for our other NEOs (up from 60% in 2014), promoting long-term alignment with our stockholders

•   The HRC Committee established long-term incentive metrics for our February 2015 PSU Award to focus management on OEPS growth from 2015 to 2017, consistent with our Investor Day performance goals

•   In calculating the annual incentive for our CEO and other NEOs, the HRC Committee recognized our strong 2015 operating performance but exercised its discretion to limit the corporate component to reflect the quality of our 2015 performance

•   Starting in 2016, total incentive compensation determinations will be made under a “one decision” model, rather than two decisions for annual and long-term components, more closely tying award values to performance by increasing upside and downside program leverage

Our Pay Practices (see pages 46 to 52 )

•   Directly link pay to performance

•   Use a balanced approach for annual incentives and promote long-term stock ownership

•   Reflect good corporate governance and practices (e.g., no tax gross-ups on severance and no hedging)

•   Obtain regular feedback from stockholders on governance and performance matters through annual outreach process

How We Address Risk and Control (see page 53)

•   Review of our risk appetite, practices and employee compensation plans (1) for alignment with sound risk management by our Chief Risk Officer and the HRC Committee and (2) to directly link pay to appropriate risk-taking

•   Comprehensive recoupment policy that subjects all equity incentives to 100% forfeiture during the vesting period and all cash incentives to 100% claw back within three years following the award date

•   Achievement of Basel III common equity Tier 1 ratio on a fully phased-in basis of at least 8.5% calculated under the Advanced Approach as a condition for funding annual incentives

*	For a reconciliation and explanation of these non-GAAP measures, as well as information on the calculation of operating earnings per share and adjusted operating leverage for compensation purposes, see Annex A.

32	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our 2015 Performance

On Track to Achieve Our Investor Day Goals

	Investor Day Goals Operating Basis: 2015 – 2017[1]
	“Flat” Rate Scenario[2]	“Normalizing” Rate Scenario[3]	2015 Performance[4]
Adjusted Revenue Growth	3.5 – 4.5%	6 –8%	2%
Operating EPS Growth	7 – 9%	12 –15%	19%
Adjusted Return on Tangible Common Equity	17 – 19%	20 –22%	21%

1	As announced on October 28, 2014. Compounded annual growth rate for 2015-2017.

2	Assumes (A) “flat” rate scenario NIM of 95-100 bps, (B) operating margin of 28-30% and (C) no deterioration in volatility, volume and short-term interest rates.

3	Assumes (A) “normalizing” rate scenario NIM of 125-150 bps and (B) operating margin of 30-32%.

4	For a reconciliation and explanation of these non-GAAP measures, see Annex A.

CEO Total Direct Compensation1

(in $ millions)

1	Total Direct Compensation reflects salary, annual incentive and long-term incentive for the applicable year.

2	Target and award determinations reflect (1) salary rate for the year, (2) annual incentive, which is based on performance during the year and ultimately awarded after year-end and (3) long-term incentive, which is granted after year-end and after adjusting for performance during the year.

BNY Mellon	2016 Proxy Statement	33

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our Pay Practice

What we do:	What we don’t do:

  Directly link pay to performance

  Balance risk and reward in compensation

  Require sustained financial performance to earn full amount of long-term awards

  Use a balanced approach for annual incentives with both corporate and individual goals

  Promote long-term stock ownership through deferred equity compensation

  Require compliance with stock ownership guidelines and post-vest holding requirements

  Subject equity awards and cash incentives to recoupment and forfeiture policies

  Engage an independent compensation consultant

  Conduct a robust stockholder outreach program

   No excessive change- in-control or other severance benefits

   No single-trigger change-in-control benefits

   No change-in-control tax gross-ups

   No excessive perquisites or benefits

   No tax gross-ups on perquisites

   No hedging or short sales of our stock

   No stock options granted with an exercise price below market

   No stock options with reload provisions

   No repricing of underwater stock options

2015 Program Enhancements

Objective	Enhancement
Strengthen tie between pay and performance

•    For the 2015 annual incentive corporate component, focused management on operating earnings per share (OEPS) and adjusted operating leverage, weighted 75% and 25% respectively

•    For the 2015 annual incentive, separated individual component into (1) business unit goals, which use quantitative measures to establish a payout range, and (2) an individual modifier, which allows the HRC Committee to modify an award by up to ±25%

Emphasize long-term, sustainable growth

•    Revised long-term incentive metrics to focus on OEPS growth from 2015 to 2017, consistent with the goals presented at our 2014 Investor Day, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate

Promote long-term alignment with stockholders

•    Increased the portion of 2015 annual incentive that is deferred in the form of RSUs from 57% to 80% for our CEO and from 43% to 55% for our other named executives (also applied retroactively to 2014 CEO compensation)

Limit pension benefit accruals	• U.S. defined benefit pension plans frozen effective June 30, 2015

How We Address Risk and Control

Regular Review of Compensation Plans and Practices	Direct Link Between Pay and Risk-Taking	Comprehensive Recoupment Policy	Annual Incentive Funding Condition
Our Chief Risk Officer and the HRC Committee review our risk appetite, practices and employee compensation plans for alignment with sound risk management.

We directly link pay to appropriate risk-taking through the use of a risk scorecard in determining our named executives’ earned annual incentive and in considering potential downward adjustments to target long-term incentives.

We have a comprehensive recoupment policy that subjects all equity incentives to 100% forfeiture during the vesting period, and all cash incentives to 100% claw back within three years following the award date, based on risk assessments.

As a condition for funding our annual incentives, we must achieve a Basel III common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis.

34	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our Performance

Our GAAP EPS (earnings per diluted common share) increased year-over-year by 26% from $2.15 to $2.71, which is 10% above our GAAP plan of $2.46. OEPS, reflecting GAAP EPS as adjusted for significant items, including litigation, restructuring and impairment charges in excess of plan, was $2.85, representing a year-over-year increase of 19% and an 11% increase above our operating plan of $2.57.

Our Return on Tangible Common Equity increased year-over-year from 18% to 21%*, which is on track to meet our three-year Investor Day Goals. Furthermore, although 2015 adjusted revenue increased 2% (to $15.1 billion*), below our operating plan of $15.2 billion, we are still positioned to achieve our three-year Investor Day Goals. Our revenue performance, when coupled with strong operating expense control, resulted in net income of $3.1 billion, or $3.2 billion* as adjusted for the impairment charge related to a recent court decision, litigation and restructuring charges.

In 2015, we achieved positive adjusted operating leverage of 420 basis points, which exceeded our target by 168%, or 263 basis points. Additionally, Adjusted Pre-Tax Operating Margin improved to 31%* from 28% in 2014.

In 2015 and over the past three years, our total shareholder return (TSR) outperformed the median of our peer group and the S&P Financials Index as a whole. Our 2015 TSR was at the 63rd percentile when compared to both our peer group and the S&P Financials Index, and our 3-year TSR was at the 63rd and 75th percentiles when compared to our peer group and to the S&P Financials Index, respectively.

In 2015, we repurchased 55.6 million common shares for approximately $2.4 billion and distributed $760 million in dividends, returning significant value to our stockholders.

We also continue to maintain our strong capital position and further strengthen our balance sheet, remaining a safe and trusted business partner to our clients. Our estimated Basel III common equity Tier 1 ratio calculated under the Advanced Approach on a fully phased-in basis was 9.5%* at December 31, 2015, exceeding the fully phased-in requirements plus applicable buffers of 8.5%.

*	For a reconciliation and explanation of these non-GAAP measures, as well as information on the calculation of OEPS and adjusted operating leverage for compensation purposes, see Annex A.

BNY Mellon	2016 Proxy Statement	35

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Compensation of Our Named Executives

2015 Target Total Direct Compensation Structure

2015 Incentive Compensation Awarded(1)

	ANNUAL INCENTIVE			LONG-TERM INCENTIVE		DEFERRED EQUITY (RSUs & PSUs) AS
Executive	Cash	RSUs	Awards as % of Target	PSUs	Award as % of Target	% of Total Incentive
Gerald L. Hassell Chairman & CEO	$2,419,200	$9,676,800	144%	$4,140,000	115%	85%
Thomas P. (Todd) Gibbons Vice Chairman & CFO	$2,426,760	$2,966,040	144%	$1,845,750	115%	67%
Curtis Y. Arledge(2) Vice Chairman & CEO of Investment Management	$3,364,200	$4,111,800	80%	$3,204,000	80%	69%
Karen B. Peetz President	$1,647,726	$2,013,887	120%	$1,305,000	100%	67%
Brian T. Shea Vice Chairman & CEO of Investment Services	$2,459,646	$3,006,234	145%	$1,863,000	115%	66%

1	The amounts reported above differ substantially from the amounts determined under SEC rules as reported for 2015 in the Summary Compensation Table set forth on page 54. The above table is not a substitute for the Summary Compensation Table set forth on page 54.
2	Mr. Arledge is no longer serving as Vice Chairman and CEO of Investment Management, and his employment with BNY Mellon is scheduled to terminate on March 23, 2016. As a result, Mr. Arledge is eligible to vest only in a pro-rated amount of his 2015 long-term incentive award, as further discussed on page 51.

36	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2015 Target Compensation

In the first quarter of each year, the HRC Committee considers competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation, and establishes target total direct compensation for each executive. Targets are reviewed annually but only adjusted if determined appropriate by the HRC Committee.

Name	Salary	Annual Incentive	Long-Term Incentive	Total Target Direct Compensation[1]
Hassell	$1,000,000	$8,400,000	$3,600,000	$13,000,000
Gibbons	$650,000	$3,745,000	$1,605,000	$6,000,000
Arledge	$650,000	$9,345,000	$4,005,000	$14,000,000
Peetz	$650,000	$3,045,000	$1,305,000	$5,000,000
Shea	$600,000	$3,780,000	$1,620,000	$6,000,000

1	For 2015, compared to the prior year, total target direct compensation was increased for Mr. Shea by $1 million (including a salary increase from $550,000 to $600,000 effective July 1, 2015) and decreased for Ms. Peetz by $1 million to align with their current responsibilities.

2015 Annual Incentive

Minimum Funding Requirement

A Basel III common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis was established as a minimum funding requirement for our annual incentive, with such percentage equal to the regulatory threshold ratio to which we expect to be held on a fully phased-in basis, including estimated buffers.

Payment of annual incentives is conditioned upon our meeting this goal. This threshold funding goal was met, with an estimated Basel III common equity Tier 1 ratio of 9.5%* at December 31, 2015, calculated under the Advanced Approach on a fully phased-in basis.

Balanced Scorecard Highlights

We have used a “balanced scorecard” approach for our annual incentive since 2009. Our approach is designed to be a comprehensive analysis of corporate and individual performance determined in the discretion of the HRC Committee. Our balanced scorecard provides for the following:

•

Corporate Component. The corporate component of the balanced scorecard focuses management on OEPS and adjusted operating leverage, weighted 75% and 25% respectively. The HRC Committee has discretion within the corporate component payout range to consider the impact of market conditions, relative performance, risk-based results and other important factors.

•

Individual Component. The individual component of the balanced scorecard is separated into (1) a business unit goal (as applicable) based on pre-tax income to establish a payout range, and (2) an individual modifier, which allows the HRC Committee to modify an award by up to ±25% to recognize and differentiate individual actions and contributions in final pay decisions. The HRC Committee has the discretion to reduce the individual component based on an assessment of the individual’s risk profile.

Earned awards cannot exceed 150% of the individual’s target award. Earned awards are paid out in a combination of cash and RSUs deferred over three years. For 2015, 80% of our CEO’s annual incentive was deferred in the form of RSUs and 55% was deferred for our other named executives (up from 43% in 2014).

*	For a reconciliation and explanation of this non-GAAP measure, see Annex A.

BNY Mellon	2016 Proxy Statement	37

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

For Messrs. Hassell and Gibbons, the corporate component weighting was 100% due to their role as the Company’s CEO and CFO, respectively. For Ms. Peetz, the corporate component and business unit were weighted 75% and 25%, respectively, due to her role as the Company’s President as well as the sizable impact her role has on the investment services business. For Messrs. Arledge and Shea, the corporate component and business unit were weighted equally (50% each) due to their roles as the head of our investment management and investment services businesses, respectively.

Corporate Component Payout

The same corporate component goals apply to each named executive officer. In February 2015, the HRC Committee determined to focus management on OEPS and adjusted operating leverage, weighted 75% and 25% respectively. The HRC Committee and management view these metrics as aligned with our strategy and appropriate for measuring annual performance. The HRC Committee retains the discretion to determine the corporate component payout within the incentive payout ranges set forth below and also retains the discretion to consider other factors (including significant, unusual items, market conditions and interest rate environment) in assessing the strength of the Company’s OEPS and adjusted operating leverage achievements.

OEPS is defined as reported earnings per share excluding merger and integration, restructuring, litigation expense and other significant, unusual items added or subtracted at the HRC Committee’s discretion. Adjusted operating leverage is defined as the percentage change in operating revenue growth less operating expense growth for the same period (with revenue and expense items calculated on the same basis as the calculations for OEPS).

•

OEPS (weighted 75%). Our 2015 OEPS budget was set at $2.57 and, in February 2015, the HRC Committee established the guidelines below for a range of incentive payouts. These guidelines include the intended upside and downside leverage, which is the amount by which each percentage point difference between our budgeted and actual OEPS is magnified to determine the OEPS payout portion of the corporate component.

OEPS	Percent of Budget ($2.57)	Payout Range as a Percent of Target	Intended Leverage
<$2.18	<85%	0%
$2.18 – $ 2.57	85% – 100%	40% –100%	4:1
$ 2.57 – $3.08	100% – 120%	85% – 150%	3:1
>$ 3.08	>120%	150%

Our actual 2015 OEPS was $2.85 and 11% above our operating budget, resulting in a payout range of 85% to 150% for the OEPS payout portion of the corporate component. The HRC Committee determined that a payout of approximately 133% in respect of the OEPS payout portion of the corporate component was appropriate, which reflects a payment of 3 percentage points above target for each percentage point by which actual 2015 OEPS exceeded our operating budget (consistent with our intended leverage shown above).

38	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

•

Adjusted Operating Leverage (weighted 25%). In February 2015, the HRC Committee determined that the adjusted operating leverage portion of the corporate component would be earned at 100% if adjusted operating leverage is equal to, or more than, 100 basis points and at 0% if it is less than 100 basis points. For 2015, our adjusted operating leverage was 420 basis points, resulting in full payment with respect to the adjusted operating leverage portion.

The OEPS payout of 133%, weighted 75% of the total corporate component payout, and the adjusted operating leverage payout of 100%, weighted 25% of the total corporate component payout, yielded a corporate component payout of 125%. The HRC Committee then exercised its discretion to limit the corporate component payout to 120% to reflect the quality of our 2015 performance.

Individual Component (Business Unit Payout and Individual Modifier)

In February 2015, the HRC Committee approved the pre-tax income goal for each business unit and determined to apply the same intended leverage ratios as those applicable to the OEPS portion of the corporate component, as set forth above. At that time, the HRC Committee also approved individual strategic and leadership objectives for our CEO, after discussion with the other independent directors, and for our other named executive officers, which were set by our CEO after discussion with the HRC Committee. None of the individual strategic and leadership objectives had any specific weighting and are intended to be used, together with other information the HRC Committee determines relevant, to develop a holistic evaluation of individual performance. The HRC Committee may modify the annual incentive award that is determined by applying the corporate component payout and, if applicable, the business unit payout by up to ±25% based on individual performance, except that the final modified award may not exceed 150% of the individual’s target award.

In the first quarter of 2016, the HRC Committee evaluated 2015 performance for each named executive against the business unit pre-tax income goal, if applicable, and applied an individual modifier based on, among other factors, the approved individual strategic and leadership objectives. For Mr. Hassell, the HRC Committee reviewed his performance self-assessment, obtained feedback from each independent director, and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input. For each of the other named executive officers, the HRC Committee reviewed his or her performance self-assessment, considered Mr. Hassell’s recommendation and summary of performance, and finalized its decision after soliciting input from the other independent directors.

In determining the annual incentive modifier for Mr. Hassell, the HRC Committee considered the following key items:

•

Strategic Achievements: met or exceeded key financial metric targets, developed and executed corporate strategies to achieve our Investor Day Goals, executed strategic priorities and adjusted business model to realign markets group and accelerate profitable growth for Investment Services, led initiatives to transform targeted business lines and drove improvements to numerous risk management initiatives

•

Leadership Achievement: continued to enhance our performance-based culture, demonstrated considerable progress in building a robust leadership pipeline for the future, further streamlined our executive team and the company, made a number of strategic and diverse hires and led development of improved talent, succession and development planning

Based on the above, the HRC Committee approved a modifier of 120% for Mr. Hassell.

BNY Mellon	2016 Proxy Statement	39

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the annual incentive modifier for Mr. Gibbons, the HRC Committee considered the following key items:

•

Strategic Achievements: achieved targets for key components of our operating plan, executed finance reengineering target cost reduction program, led analysis of corporate discretionary spending to reduce non-essential costs and enhanced internal controls over regulatory reporting

•

Leadership Achievement: implemented talent management tools and processes to support company-wide performance and development initiatives, advanced our diversity and inclusion agenda and continued to evolve business line risk management initiatives

Based on the above, the HRC Committee approved a modifier of 120% for Mr. Gibbons.

In determining the annual incentive for Mr. Arledge, the HRC Committee considered the following key items:

•	Business Unit Payout: Our 2015 budgeted pretax income for the investment management business unit was $1.218 billion and, in February 2015, the HRC Committee established the guidelines below:

Percent of Budget ($1.223 billion)	Payout Range as a Percent of Target
<85%	0%
85% – 100%	40% – 100%
100% – 120%	85% – 150%
>120%	150%

Our actual achievement was $1.145 billion, representing 94% of budget (or 96% of budget on a constant currency basis), resulting in a payout range of 40% to 100%. The HRC Committee determined that a business unit payout percentage of 80% was appropriate.

•

Strategic Achievements: continued to refine the Investment Management business model and distribution strategy, achieved lower-than-expected returns on strategic initiatives, underperformed relative to peers; and responsible for the Markets Group (which had above-plan performance)

•

Leadership Achievement: oversaw development and implementation of business unit risk plans, actively supported various employee resource initiatives, implemented talent management tools and processes to support company-wide performance and development initiatives and advanced our diversity and inclusion agenda

Based on the above strategic and leadership achievements, the HRC Committee approved a modifier of 80% for Mr. Arledge.

40	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the annual incentive for Ms. Peetz, the HRC Committee considered the following key items:

•	Business Unit Payout: Our 2015 budgeted pretax income for the investment services business unit was $3.160 billion and, in February 2015, the HRC Committee established the guidelines below:

Percent of Budget ($3.152 billion)	Payout Range as a Percent of Target
<85%	0%
85% – 100%	40% – 100%
100% – 120%	85% – 150%
>120%	150%

Our actual achievement was $3.390 billion, representing 107% of budget (or 108% of budget on a constant currency basis), resulting in a payout range of 85% to 150%. The HRC Committee determined that a business unit payout percentage of 121% was appropriate.

•

Strategic Achievements: drove improvements to our competitive positioning, collaborated to develop and implement Investment Services’ client coverage improvements and led company-wide revenue-generating and key cross-company regulatory initiatives

•

Leadership Achievement: implemented talent management tools and processes to enhance development and retention of top talent and improve performance levels across the company and led risk management initiatives including developing risk plans for the treasury services and credit services businesses and identifying and globally implementing best practices

Based on the above strategic and leadership achievements, the HRC Committee approved a modifier of 100% for Ms. Peetz.

In determining the annual incentive for Mr. Shea, the HRC Committee considered the following key items:

•	Business Unit Payout: As described above, the HRC Committee determined that a business unit payout percentage of 121% was appropriate for the investment services business unit.

•

Strategic Achievements: achieved or surpassed various financial targets for the investment services business unit, led business unit transformation process, successfully executed strategic platform investments to improve financial performance, drove multiple strategic growth initiatives for Investment Services and analyzed and executed business portfolio reviews

•	Leadership Achievement: implemented talent management tools and processes while maintaining our performance-based culture and advanced our risk management agenda

Based on the above strategic and leadership achievements, the HRC Committee approved a modifier of 120% for Mr. Shea.

BNY Mellon	2016 Proxy Statement	41

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Risk Assessment

We adopted the use of a risk scorecard in 2011 to formally connect compensation and risk-taking. The risk scorecard takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an adequate compliance program, including adhering to our compliance rules and programs;

•

protection of the company’s reputation, including reviewing our business practices to ensure that they comply with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•

compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

The HRC Committee’s review of the risk scorecard results for each named executive was taken into account by the HRC Committee in determining each of the corporate and individual components of the balanced scorecard. The HRC Committee has the ability to reduce or fully eliminate the annual incentive award if the risk scorecard result is significantly below expectation. No downward adjustments were made for 2015.

42	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2015 Long-Term Incentive

We consider the PSU award made in February 2016 to be part of 2015 compensation. In February 2016, in determining the 2015 long-term incentive grants, our HRC Committee applied the following adjustment process to the target amounts previously set and communicated to our named executives in February 2015. The process can result in a PSU grant adjustment of up to ±25% based on annual performance and strategic objectives and a downward adjustment of up to 100% based on risk results.

•

Performance Results. Target long-term incentive award amounts were first subject to adjustment based on the HRC Committee’s review of 2015 annual performance against the corporate, business unit (if applicable) and individual goals of each executive’s 2015 annual incentive balanced scorecard.

Performance Results	Adjustment
Less than 90% of target	0% to - 25%
Between 90% and 110% of target	0%
More than 110% of target	0% to + 25%

•

Strategic Objectives. The amount also may be modified, upward or downward, by up to an additional 25% in the HRC Committee’s discretion after considering strategic assessments of each named executive and priorities for the company. The total reduction or increase cannot be greater than 25%.

•

Risk Scorecard Results. Target long-term incentive award amounts are also subject to downward adjustment of up to 100% based on the risk scorecard results, which measure compliance with risk metrics. Negative adjustments under the guidelines are cumulative, and no positive adjustment may be applied if the risk scorecard result is lower than acceptable risk tolerance.

The initial target award for Mr. Arledge was adjusted downward by 20% and the initial target award for each of Messrs. Hassell, Gibbons and Shea was adjusted upward by 15%, reflecting 2015 operating performance and individual performance results described on pages 39-41. As a result, the calculated long-term incentive awards were as follows:

Name	Award as % of Target	PSUs Granted
Hassell	115%	117,147
Gibbons	115%	52,228
Arledge	80%	90,662
Peetz	100%	36,926
Shea	115%	52,716

In calculating the number of PSUs to grant, the HRC Committee divided the value of PSUs awarded by $35.34, the average closing price of our common stock on the NYSE for the 15 trading days from January 14, 2016 through February 4, 2016, to mitigate the impact of short-term volatility in our stock price.

Outstanding Long-Term Equity Incentives

In 2013, we reintroduced PSUs as our long-term performance vehicle. The PSUs are granted each year and any earned PSUs cliff vest after the end of three-year performance periods based on continued service with certain exceptions. The PSUs granted in 2013, 2014 and 2015 are earned between 0 – 125% based on the achievement of performance metrics. Granting awards annually with overlapping, multi-year performance periods allows the HRC Committee to annually review and update, as appropriate, the structure and performance metrics that we use in our PSU program.

BNY Mellon	2016 Proxy Statement	43

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

February 2015 PSU Award

As discussed in last year’s proxy statement, in February 2015, the HRC Committee granted PSUs to each of our named executives based on target values, as adjusted based on prior-year risk scorecard results and strategic milestones and after shifting 2014 pay mix to long-term incentives to emphasize long-term, sustainable growth. We consider the February 2015 PSU award to be part of 2014 compensation. The February 2015 PSUs are earned based on 2017 OEPS, with the potential of a negative risk modifier should risk-weighted assets (“RWA”) grow at an unacceptable rate.

In particular, to emphasize our focus on pay for performance, the HRC Committee pre-established two sets of 2017 OEPS targets (one set for a “normalizing” scenario, where interest rates move a minimum of 100 basis points during the three-year performance period, and one set for an alternative “flat” scenario) both scenarios of which are consistent with the goals presented at our 2014 Investor Day:

2017 OEPS in a “Normalizing” Rate Scenario	2017 OEPS in a “Flat” Rate Scenario	Earnout Payout Range
>$3.63	>$3.10	125%
$ 3.36 – $3.63	$2.93 – $3.10	75% – 125%
<$3.36	<$2.93	0 – 75%

The actual percentage of PSUs that are earned will be determined in the HRC Committee’s discretion within the payout range set forth above. In addition, the percentage may be adjusted downward by a risk-based modifier should risk-weighted assets grow at an unacceptable rate during the three-year performance period as set forth below:

Compound Annual Growth Rate of RWA	Risk-Based Modifier
>9%	0 – 75%
9% – 7%	75% – 100%
<7%	100%

For 2015, our OEPS was $2.85 and the one-year growth rate of our RWA was 3.97%.

Our long-term incentive PSU awards are illustrated below:

	2013	2014	2015	2016	2017	2018

February 2013 PSU Award	Earned at 87% based on RRWA of 1.42% against a target of 1.6%	Earned at 98% based on RRWA of 1.57% against a target of 1.6%	Earned at 117% based on RRWA of 1.83% against a target of 1.6%	cliff vested in 2016

February 2014 PSU Award		Earned at 67% based on RRWA of 1.57% against a target of 2.0%	Earned at 87% based on RRWA of 1.83% against a target of 2.0%	To be earned based on RRWA target of 2.0%	cliff vests in 2017 based on continued service

February 2015 PSU Award			OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2018 based on continued service

February 2016 PSU Award				OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2019 based on continued service

Prior to the February 2015 grant, PSUs were earned in separate tranches over each year of the performance period based on return on risk-weighted assets (“RRWA”). RWA is defined as, for each fiscal year, the simple average of the preceding four quarter-end risk-weighted assets (estimated on a fully phased-in basis in Basel III using the Advanced Approach) based on existing assumptions at the commencement of the performance period and as reported in the company’s SEC filings. RRWA is generally defined as net income available to common stockholders, adjusted for capital charges on acquisitions as incurred, divided by the simple average of quarter-end risk-weighted assets (estimated per Basel III, based on assumptions and approaches existing at the commencement of the performance period as reported in our reports on Forms 10-Q and 10-K).

44	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Reduction or Forfeiture in Certain Circumstances

The company may cancel all or any portion of the PSUs (as well as the RSUs that constitute a portion of our named executives’ annual incentive award), if, directly or indirectly, the named executive (1) engages, or is discovered to have engaged, in conduct that is materially adverse to the company’s interests during his or her employment, (2) violates certain non-solicitation or non-competition restrictions during his or her employment and for a certain period thereafter, (3) violates any post-termination obligation or duties owed to the company or (4) has received, or may receive, compensation that is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements. In addition, in the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs (as well as unvested RSUs) will be subject to review and potential forfeiture, as determined by our HRC Committee.

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

After the merger in 2007, we assumed certain existing arrangements affecting the provision of retirement benefits to our named executives, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including our named executives, may participate. Our named executives are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. To limit pension accruals, we previously froze all accruals under the Legacy BNY SERP as of December 31, 2014 and under our other U.S. defined benefit pension plans (including the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) as of June 30, 2015. For a description of these plans and our named executive officers’ participation therein, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

Perquisites

Our named executives are eligible to participate in company-wide benefit plans. In addition, we provide certain benefits, consistent with market practices, that are reportable under SEC rules as perquisites. The following perquisites were provided in 2015 and are substantially unchanged from 2014:

Car and Driver

Each named executive has access to a pool of company cars and drivers for security purposes and to allow for more effective use of travel time. The pool is also available for use by our other executives.

Executive Life Insurance	The named executives are covered by certain life insurance plans. (See footnotes to the Summary Compensation Table below.)

Personal Use of Corporate Aircraft

Company aircraft are intended to be used by employees, directors and authorized guests primarily for business purposes. Our policy provides that the CEO should make prudent use of the company aircraft for security purposes and to make the most efficient use of his time. The HRC Committee receives an aircraft usage report on a semi-annual basis.

Charitable Gifts Match

We maintain a matching gift program for gifts to eligible charities. All of our employees are eligible to participate in the matching gift program, and our named executives are eligible for an additional match of up to $30,000.

BNY Mellon	2016 Proxy Statement	45

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our Pay Practices

Stakeholder Engagement

In determining our governance practices, we believe it is important to consider feedback and input from our stakeholders, including shareholders, employees, clients and the communities we serve.

We continued to receive strong support for our executive compensation program with 96% shareholder approval of the say-on-pay proposal at our 2015 annual meeting and continued to actively engage with our stakeholders throughout the remainder of the year (including webcasting our annual meeting to allow broader shareholder participation).

In total, in advance of our 2016 annual meeting, our annual outreach process resulted in conversations with investors representing about 54% of our outstanding shares, as well as with proxy advisory firms and other stakeholders on governance and performance matters. We further engaged shareholders and analysts at industry conferences, in meetings at our offices or at our shareholders’ offices, through conference calls and at our Investor Day conference held on October 28, 2014. We also regularly engage in direct meetings with local leaders and advocacy groups in our communities as well as with our employees.

Changes for 2016

As illustrated on page 33, our CEO’s target total direct compensation is below peer group median total compensation. Our HRC Committee determined that an increase in target incentive pay would position the CEO’s target pay in line with that of our peers and established Mr. Hassell’s 2016 target total direct compensation at $15 million. Mr. Hassell’s salary remains unchanged for 2016.

In addition, to simplify our program and more closely tie pay to performance by increasing upside and downside program leverage as illustrated below, our HRC Committee determined to move to a “one decision” incentive structure starting with our 2016 compensation program. Under the “one decision” structure, total incentive compensation will be based on a single compensation award decision based on the balanced scorecard results and then will be delivered in the form of cash, RSUs and PSUs, rather than two separate compensation decisions—one for annual incentive, delivered in the form of cash and RSUs, and one for long-term incentive, delivered in the form of PSUs. The total incentive payment will continue to be subject to reduction or elimination based on a risk assessment. The example below illustrates, for a hypothetical NEO (excluding the CEO), the difference between our current 2015 incentive structure and the 2016 “one decision” incentive structure, each at target performance.

46	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

*	Payout potential as a percentage of target.

For our CEO, under our current incentive structure, 70% of total incentive compensation comes from the annual incentive award (of which 20% is paid in cash and 80% in RSUs) and 30% comes from the long-term incentive award (of which 100% is paid in PSUs). Under the 2016 “one decision” structure, his total incentive compensation will be paid 25% in cash, 25% in RSUs and 50% in PSUs.

BNY Mellon	2016 Proxy Statement	47

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Key Compensation Practices

To further our commitment to good corporate governance practices and mitigation of inappropriate risk-taking, our 2015 compensation program for the named executives has the following features:

Directly link pay to performance

•   Annual incentives based on balanced scorecard results comprise 70% of target total incentive compensation and 64% of target total direct compensation

•   Annual incentives deferred in the form of RSUs comprise 80% of annual incentive award for the CEO and 55% for other named executives and vest over three years

•   Long-term incentives delivered as PSUs comprise 30% of target total incentive compensation and 28% of target total direct compensation

Balanced approach for annual incentives

•   Annual incentives earned based on (1) OEPS and operating leverage, weighted 75% and 25% respectively, for the corporate component and (2) each named executive’s business unit goals, which use quantitative financial measures to establish a payout range, and an individual modifier to allow the HRC Committee to recognize and differentiate individual contributions

Promote long-term stock ownership

•   Deferred equity (RSUs and PSUs) as a percentage of target incentives: 86% for our CEO and 69% for our other named executives (up from 60% in 2014)

•   Deferred equity as a percentage of earned incentives: 85% for our CEO and 67% for our other named executives

•   RSUs vest in equal installments over three years, and earned PSUs cliff vest after the end of a three-year performance period

•   Our CEO must acquire and retain company stock equal to six times base salary and other named executives must acquire and retain stock equal to four times base salary

What we don’t do

•   No excessive or single-trigger change-in-control or other severance benefits

•   No tax gross-ups on change-in-control payments

•   No tax gross-ups on perquisites

•   No hedging or short sales of our stock

•   No stock options grants

HRC Committee Role and Process

In the first quarter of 2015, for each named executive, the HRC Committee approved base salary levels; established target amounts for the 2015 annual incentive and long-term incentive awards to be earned or granted, as applicable, in the first quarter of 2016 based on 2015 performance; and granted a long-term incentive award in the form of PSUs based on targets established in 2014, following consideration and adjustment based on prior-year risk scorecard results and strategic milestones. As described in our 2015 proxy statement, we shifted 2014 pay mix to the long-term incentive award granted in the first quarter of 2015 to emphasize long-term, sustainable growth.

In setting 2015 compensation targets, the HRC Committee, assisted by its independent compensation consultant, considered a variety of factors over multiple meetings, including our financial performance and data concerning peer companies’ executive compensation programs. Factors were considered holistically, and no one factor had an assigned or specific quantifiable impact on the target compensation levels established by the HRC Committee.

During the year, the HRC Committee received regular updates on performance forecasts versus performance goals, regulatory and legislative developments and other relevant matters. In the first quarter of 2016, the HRC Committee evaluated 2015 corporate performance, using a combination of financial and qualitative measures as well as each named executive’s individual performance. This was used in determining final amounts for the 2015 annual incentive awards and

48	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

upfront adjustments to the 2015 long-term incentive awards granted in the form of PSUs (see pages 38-41 and 43, respectively). The HRC Committee also provided each named executive with incentive compensation targets for both their 2016 annual incentive and long-term incentive awards, with the actual award amounts to be determined in the first quarter of 2017 based on prior-year performance.

With respect to our CEO, the HRC Committee reports its preliminary conclusions and compensation decisions, and information on the process used by the HRC Committee, to the other independent members of our Board in executive session and solicits their input prior to finalizing determinations. With respect to our other named executive officers, the HRC Committee also advises and discusses with the other independent directors compensation decisions and the process used by the HRC Committee.

Role of Compensation Consultants

Since February 2014, the HRC Committee has retained Compensation Advisory Partners LLC, which we refer to as “CAP,” as its independent compensation consultant. CAP regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executive officers. For more information on CAP, see page 26.

Peer Group

The HRC Committee and our management use compensation data from our peer group to provide a basis for assessing relative company performance, to provide data for the HRC Committee to assess competitiveness in determining targeted and actual compensation and to analyze market trends and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. In particular, the HRC Committee selected these companies based on:

•       mix of businesses (e.g., asset management, asset servicing and clearing services) and other financial services companies with similar business models that operate in a similar regulatory environment;

•       relative size in terms of revenue, market capitalization and assets under management (AUM), as well as total assets and net income;

•       position as competitors for customers and clients, executive talent and investment capital; and

•       global presence.

The 2015 peer group selected by the HRC Committee was unchanged from 2014. For certain named executive officers, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent. All peer group data and other information provided to the HRC Committee by CAP was used by the HRC Committee in setting 2015 target compensation levels for our named executives.

Stock Ownership Guidelines

Under our stock ownership guidelines, each named executive is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. The officer cannot sell or transfer to a third party any shares until he or she achieves the ownership guideline.

BNY Mellon	2016 Proxy Statement	49

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

	Stock Ownership Requirement	Stock Retention Requirement*

CEO	Must retain shares of our common stock equal to six times base salary	50% of net after tax shares must be held until age 60

Other NEOs	Must retain shares of our common stock equal to four times base salary	50% of net after tax shares must be held for one year after vesting date

*	Applies to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards granted after appointment to the Executive Committee and that were unvested as of August 2012.

Our CEO is subject to a 6-times base salary and our other named executives are subject to a 4-times base salary ownership guideline. All of our named executives meet the stock ownership guidelines. To determine their ownership stake we include shares owned directly, shares held in our employee stock purchase and retirement plans and shares held in certain trusts. We include 50% of unvested restricted stock and RSUs that do not have performance conditions or for which the applicable performance conditions have been met. Unearned performance shares, awards that remain subject to performance conditions and stock options are not counted toward compliance with the stock ownership guidelines.

In addition, named executives are subject to a retention requirement relating to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards that were granted after their respective appointment to the Executive Committee and that were unvested as of August 2012. For the CEO, 50% of the net after-tax shares from these awards must be held until age 60 to allow for orderly diversification; for other named executive officers, 50% of the net after-tax shares must be held for one year from the vesting date.

Anti-Hedging Policies

Our named executive officers are prohibited from entering into hedging transactions with their company stock, including engaging in short sales of our stock, purchasing our stock on margin, and buying or selling any puts, calls or other options involving our securities.

Clawback and Recoupment Policy

In addition to forfeiture provisions based on risk outcomes during the vesting period, we have a comprehensive recoupment policy administered by the HRC Committee that applies to equity awards granted to our executives, including the named executive officers. Under the policy, the company may cancel all or any portion of unvested equity awards made after the policy was adopted and require repayment of any shares of common stock (or values thereof) or amounts that were acquired from the award if:

•

the executive directly or indirectly engages in conduct, or it is discovered that the executive engaged in conduct, that is materially adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud or conduct contributing to any financial restatements or irregularities;

•	during the course of employment, the executive engages in solicitation and/or diversion of customers or employees and/or competition with the company;

•	following termination of employment with the company for any reason, the executive violates any post-termination obligations or duties owed to the company or any agreement with the company; or

•	any compensation otherwise payable or paid to the executive is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements.

In addition, we have a cash recoupment policy, which provides that the company may claw back some or all of a cash incentive award within three years of the award date if, during the award performance period, the employee (including each of the named executives) is found to have engaged in fraud or to have directly or indirectly contributed to a financial restatement or other irregularity. The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

50	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Severance Benefits

Stockholder Approval of Future Senior Officer Severance Arrangements. In July 2010, the Board adopted a policy regarding stockholder approval of future senior officer severance arrangements. The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives stockholder approval.

Executive Severance Plan. In July 2010, we adopted The Bank of New York Mellon Corporation Executive Severance Plan, which provides the following severance benefits:

Reason for termination	Severance payment	Bonus	Benefit continuation	Outplacement services
By the company without “cause”	2 times base salary	Pro-rata annual bonus for the year of termination	Two years	One year
By the company without “cause” or by the executive for “good reason” within two years following a “change in control”	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	Two years	One year

Plan participants are selected by the HRC Committee and include each of our named executives. To receive benefits under the plan, the participant must sign a release and waiver of claims in favor of the company and agree not to solicit our customers and employees for one year.

We do not provide any severance-related tax gross-ups. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future senior officer severance arrangements as described above.

Separation Benefits for Mr. Arledge

Mr. Arledge’s employment with the company will terminate effective March 23, 2016. In connection with his departure, the company determined that he will be eligible to receive payments under the Bank of New York Mellon Corporation Executive Severance Plan for a termination by the company without “cause.” In accordance with the plan, Mr. Arledge will receive a severance payment of $1,300,000 equal to two times his base salary payable over two years; a 2016 annual incentive pro-rated for the portion of the year during which he was employed by us, with such benefit determined by the company’s actual performance during such period; benefits continuation for two years; and outplacement services for one year.

Additionally, Mr. Arledge will be eligible to vest in a pro-rated portion of his unvested February 2014, 2015 and 2016 PSU awards as a result of his departure prior to the completion of the applicable performance period. Accordingly, the number of the unvested February 2014, 2015 and 2016 PSU awards in which Mr. Arledge will vest will be based on the company’s actual performance as determined by the HRC Committee at the end of the applicable performance period, and pro-rated to reflect the portion of each such performance period during which he was employed by us.

BNY Mellon	2016 Proxy Statement	51

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. The HRC Committee considered that Section 162(m) of the IRC generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and the three other most highly compensated officers each year. This limitation does not apply to “qualifying performance-based” compensation as defined in the IRC. We generally design our compensation programs so that compensation paid to the named executives can qualify for available income tax deductions. Our annual incentive awards are granted under our shareholder-approved Executive Incentive Compensation Plan and intended to be “qualifying performance-based” compensation. In that regard, annual incentives paid to any individual for the calendar year cannot exceed the sum of $3 million plus 0.5% of our positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and extraordinary items, as disclosed on our consolidated statement of income for such year included in our Annual Report on Form 10-K.

However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

52	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

How We Address Risk and Control

On a regular basis, our Chief Risk Officer and our HRC Committee review the company’s risk appetite, practices and employee compensation plans for alignment with sound risk management. Our Chief Risk Officer also met with the HRC Committee to specifically discuss and review our 2015 compensation plans, including the plans in which members of the Executive Committee participate. With respect to employees broadly, we also monitor the company’s compensation plans through a management-level compensation oversight committee that includes our Chief Risk Officer, Chief Human Resources Officer, Chief Financial Officer and the Risk Management and Compliance Chief Administrative Officer. The committee receives regular reports, meets at least on a quarterly basis and reports to the HRC Committee on risk-related compensation issues.

We identify employees who, individually or as a group, are responsible for activities that may expose us to material amounts of risk, using a risk-related performance evaluation program with adjustments determined by a senior management committee responsible for control functions, with such adjustments later reviewed by the HRC Committee. The incentive compensation of identified employees is directly linked to risk-taking either through a “risk scorecard” or through the inclusion of a standard risk goal as part of our performance management process.

With respect to our named executive officers, a Basel III common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis calculated under the Advanced Approach was established as a minimum funding requirement for our annual incentive, with such percentage being equal to the regulatory threshold ratio to which we expect to be held on a fully phased-in basis, including estimated buffers. Our annual incentives also take into account a risk assessment for both the company as a whole and for each individual. Our named executives’ target long-term incentives are set after considering potential downward adjustments for prior-year risk scorecard results. In addition, all of their equity awards are subject to 100% forfeiture during the vesting period and all of their cash incentives are subject to 100% claw back within three years following the award date, in each case based on ongoing risk assessments under our comprehensive recoupment policy.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and the consideration of risk in the context of compensation. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or create risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the HRC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and this proxy statement.

By: The Human Resources and Compensation Committee

Samuel C. Scott III, Chairman	John M. Hinshaw	Richard J. Kogan
Edward P. Garden	Edmund F. “Ted” Kelly	Wesley W. von Schack
Jeffrey A. Goldstein

BNY Mellon	2016 Proxy Statement	53

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table and Grants of Plan-Based Awards Table, on this page 54 and on page 56, are in accordance with SEC rules and do not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though the equity-based portion of our annual incentives is awarded for services performed the prior year and our long-term equity incentives are awarded after adjustment for performance during the prior year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation
Gerald L. Hassell	2015	$1,000,000	$0	$9,889,738	$0	$2,419,200	$0	$173,496	$13,482,434
Chairman & Chief Executive Officer	2014	$1,000,000	$0	$7,750,031	$0	$1,244,640	$1,509,388	$155,469	$11,659,528
	2013	$1,000,000	$0	$4,682,101	$0	$3,486,483	$0	$282,191	$9,450,775
Thomas P. “Todd” Gibbons	2015	$650,000	$0	$3,510,949	$0	$2,426,760	$0	$76,731	$6,664,440
Vice Chairman & Chief Financial Officer	2014	$650,000	$0	$2,982,659	$0	$1,808,471	$978,123	$78,460	$6,497,713
	2013	$650,000	$0	$2,293,760	$0	$2,084,936	$0	$113,010	$5,141,706
Curtis Y. Arledge(5)	2015	$650,000	$0	$8,082,755	$0	$3,364,200	$0	$121,592	$12,218,547
Vice Chairman & CEO of Investment Management	2014	$650,000	$0	$7,544,542	$0	$3,647,534	$0	$95,396	$11,937,472
	2013	$625,000	$0	$6,160,496	$0	$5,346,668	$0	$129,321	$12,261,485
Karen B. Peetz	2015	$650,000	$0	$3,439,089	$0	$1,647,726	$39,595	$43,000	$5,819,410
President	2014	$650,000	$0	$2,907,106	$0	$1,716,826	$233,014	$26,012	$5,532,958
	2013	$625,000	$0	$2,150,002	$0	$1,978,016	$38,682	$43,886	$4,853,586
Brian T. Shea(6)	2015	$575,000	$0	$3,033,843	$0	$2,459,646	$0	$115,616	$6,184,105
Vice Chairman & CEO of Investment Services

(1)	The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2015, 2014 and 2013. For 2015, the grant date fair values of PSUs were: $4,695,214 for Mr. Hassell; $2,093,278 for Mr. Gibbons; $5,223,434 for Mr. Arledge; $2,093,278 for Ms. Peetz; and $1,741,118 for Mr. Shea. At the maximum level of performance, the PSU values would be: $5,869,027 for Mr. Hassell; $2,616,607 for Mr. Gibbons; $6,529,292 for Mr. Arledge; $2,616,607 for Ms. Peetz; and $2,176,418 for Mr. Shea.

(2)	The amounts disclosed in these columns are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)	The amount disclosed in this column represents the increase in the present value of the executive’s accumulated pension benefit. The total amount disclosed for 2015 for Messrs. Hassell and Gibbons and Ms. Peetz consists solely of the increase in the present value of the accumulated benefit, as there are no above-market nonqualified deferred compensation earnings. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2015, including a discount rate of 4.48%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

54	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

(4)	The items comprising “All Other Compensation” for 2015 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Total
Gerald L. Hassell	$135,596	$23,250	$14,650	$173,496
Thomas P. “Todd” Gibbons	$46,881	$19,750	$10,100	$76,731
Curtis Y. Arledge	$95,342	$26,250	$—	$121,592
Karen B. Peetz	$23,250	$19,750	$—	$43,000
Brian T. Shea	$90,866	$24,750	$—	$115,616

(a)	“Perquisites and Other Personal Benefits” are for Mr. Hassell, use of company car and driver ($47,806), use of company aircraft ($57,790) and enhanced charitable gift match ($30,000); for Mr. Gibbons, use of company car and driver ($34,433) and enhanced charitable gift match ($12,448); for Mr. Arledge, use of company car and driver ($65,342) and enhanced charitable gift match ($30,000); for Ms. Peetz, enhanced charitable gift match ($23,250); and for Mr. Shea, use of company car and driver ($60,866) and enhanced charitable gift match ($30,000).

The amounts disclosed represent aggregate incremental costs as follows: use of the company car and driver determined by the company’s cost associated with the individual’s personal use of the pool of vehicles and drivers; personal use of corporate aircraft determined by the direct hourly operating cost for use of the aircraft multiplied by the number of hours of personal use; and the enhanced charitable gift match determined by matching contributions to eligible charities made by the company in excess of those provided for other employees under the company’s gift matching programs. We calculated the direct hourly operating cost for use of the aircraft by adding the total amount spent by us for fuel, maintenance, landing fees, travel and catering associated with the use of corporate aircraft in 2015 and divided this number by the total number of flight hours logged in 2015.

(b)	“Contributions to Defined Contribution Plans” consist of matching contributions under our 401(k) plans and non-discretionary company contributions under The Bank of New York Mellon Corporation Defined Contribution IRC Section 401(a)(17) Plan (the “BNY Mellon 401(k) Benefits Restoration Plan”). See “Nonqualified Deferred Compensation” below on page 61 for more details regarding the BNY Mellon 401(k) Benefits Restoration Plan. In addition, for Messrs. Arledge and Shea, the amount includes non-discretionary company contributions totaling 2% of base salary under our 401(k) plan.

(c)	Represent taxable payments made by us for universal life insurance policies.

(5)	Mr. Arledge is no longer serving as Vice Chairman and CEO of Investment Management, and his employment with BNY Mellon is scheduled to terminate on March 23, 2016.

(6)	Because Mr. Shea was only a named executive officer in 2015, no disclosure is included as to Mr. Shea for 2013 or 2014.

BNY Mellon	2016 Proxy Statement	55

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Grants of Plan-Based Awards

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Date HRC Committee took Action to Grant Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)(3)
Gerald L. Hassell	EICP	—	—	—	$8,400,000	$12,600,000	—	—	—	—
	PSUs	2/20/2015	2/20/2015	—	—	—	—	119,047	148,809	$4,695,214
Thomas P. “Todd” Gibbons	EICP	—	—	—	$3,745,000	$5,617,500	—	—	—	—
	PSUs	2/20/2015	2/20/2015	—	—	—	—	53,075	66,344	$2,093,278
Curtis Y. Arledge	EICP	—	—	—	$9,345,000	$14,017,500	—	—	—	—
	PSUs	2/20/2015	2/20/2015	—	—	—	—	132,440	165,550	$5,223,434
Karen B. Peetz	EICP	—	—	—	$3,045,000	$4,567,500	—	—	—	—
	PSUs	2/20/2015	2/20/2015	—	—	—	—	53,075	66,344	$2,093,278
Brian T. Shea	EICP	—	—	—	$3,780,000	$5,670,000	—	—	—	—
	PSUs	2/20/2015	2/20/2015	—	—	—	—	44,146	55,183	$1,741,118

(1)	Represents annual incentive amounts to be paid for performance during 2015 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”). Amounts earned under the Plan in 2016 (for 2015 performance) were made 20% in the form of cash and 80% in the form of RSUs for Mr. Hassell and 45% in the form of cash and 55% in the form of RSUs for our other named executive officers. There was no threshold payout under this plan for 2015.

The table above does not reflect the RSUs that were granted on February 20, 2015 with respect to each named executive officer’s 2014 annual incentive award, which was made 20% in the form of cash and 80% in the form of RSUs for Mr. Hassell and 57% in the form of cash and 43% in the form of RSUs for our other named executive officers. The RSUs vest in equal installments over three years. In the event that the named executive officer’s risk scorecard rating is lower than acceptable risk tolerance, any unvested RSUs will be subject to review and potential forfeiture, as determined by our HRC Committee. The 2014 annual incentive award was previously reported in the 2014 Grants of Plan-Based Awards Table.

(2)	Represents the named executive officer’s long-term incentive award granted in the form of PSUs under The Bank of New York Mellon Corporation Long-Term Incentive Plan. The amounts shown under the Maximum column represent the maximum payout level of 125% of target; there is no threshold payout level. Upon vesting, the PSUs will be paid out in shares of BNY Mellon common stock. PSUs cannot be sold during the period of restriction. During this period, dividend equivalents on the PSUs will be reinvested and paid to the executives at the same time as the underlying shares. These units will be earned between 0-125% based on our 2017 OEPS with a negative risk modifier should risk-weighted assets grow at an unacceptable rate. The earned units generally will cliff vest after the end of the performance period if the executive remains employed by us. In the event that the named executive officer’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

(3)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

56	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated based on $41.22 per share, the closing price of our common stock on the NYSE on December 31, 2015.

		Option Awards(2)				Stock Awards(3)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Gerald L. Hassell	2007	191,042	—	$40.4000	3/13/2017
	2007	86,180	—	$42.8300	4/2/2017
	2007	471,700	—	$43.9300	6/29/2017
	2007	35,896	—	$44.5900	7/23/2017
	2008	380,916	—	$42.3100	3/10/2018
	2010	319,803	—	$30.2500	3/15/2020
	2011	295,119	—	$30.1300	2/23/2021
	2012	325,809	108,603	$22.0300	2/22/2022
	2013					12,567	$518,012
	2014					93,464	$3,852,586
	2015					131,707	$5,428,963
	2013-2015					142,077(4)	$5,856,434
	2014-2016					57,814(4)	$2,383,084	37,540(5)	$1,547,419
	2015-2017							121,064(5)	$4,990,239
Thomas P. “Todd” Gibbons	2007	79,022	—	$40.4000	3/13/2017
	2007	43,161	—	$42.8300	4/2/2017
	2007	16,320	—	$44.5900	7/23/2017
	2008	184,380	—	$42.3100	3/10/2018
	2008	38,152	—	$34.6300	7/21/2018
	2009	182,328	—	$18.0200	3/9/2019
	2010	193,726	—	$30.2500	3/15/2020
	2011	190,124	—	$30.1300	2/23/2021
	2012	96,324	32,108	$22.0300	2/22/2022
	2013					8,119	$334,665
	2014					31,549	$1,300,450
	2015					35,945	$1,481,653
	2013-2015					63,342(4)	$2,610,959
	2014-2016					25,775(4)	$1,062,444	16,737(5)	$689,900
	2015-2017							53,974(5)	$2,224,810

BNY Mellon	2016 Proxy Statement	57

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

		Option Awards(2)				Stock Awards(3)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Curtis Y. Arledge	2011	607,263	—	$30.1300	2/23/2021
	2012	192,612	64,202	$22.0300	2/22/2022
	2013					25,592	$1,054,902
	2014					80,906	$3,334,945
	2015					72,498	$2,988,368
	2013-2015					158,062(4)	$6,515,320
	2014-2016					64,317(4)	$2,651,139	41,764(5)	$1,721,526
	2015-2017							134,683(5)	$5,551,650
Karen B. Peetz	2007	52,102	—	$40.4000	3/13/2017
	2007	24,198	—	$42.8300	4/2/2017
	2007	8,964	—	$44.5900	7/23/2017
	2008	109,412	—	$42.3100	3/10/2018
	2008	17,609	—	$34.6300	7/21/2018
	2012	—	32,580	$22.0300	2/22/2022
	2013					6,365	$262,365
	2014					29,931	$1,233,756
	2015					34,123	$1,406,550
	2013-2015					63,342(4)	$2,610,959
	2014-2016					25,775(4)	$1,062,444	16,737(5)	$689,900
	2015-2017							53,974(5)	$2,224,810
Brian T. Shea	2011	119,182	—	$30.1300	2/23/21
	2012	60,372	20,122	$22.0300	2/22/22
	2013					6,125	$252,473
	2014					26,214	$1,080,541
	2015					32,777	$1,351,068
	2013-2015					52,687(4)	$2,171,758
	2014-2016					23,584(4)	$972,126	15,312(5)	$631,167
	2015-2017							44,894(5)	$1,850,522

(1)	Refers to the year of grant for stock options and RSUs, and to the performance period for PSUs.

(2)	Stock options granted in 2012 vest and become exercisable 1/4 per year over a four-year period; the remaining unexercisable options vested on 2/23/2016.

(3)	RSUs vest in accordance with the following schedule:

Year of Grant
2013	1/3 vest per year over a three-year period; the remaining unvested RSUs vested on 2/21/2016
2014	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/2 on 2/19/2016 and vest 1/2 on 2/19/2017
2015	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/3 on 2/20/2016 and vest 1/3 on 2/20/2017 and 1/3 on 2/20/2018

58	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

PSUs are earned and vest in accordance with the following schedule:

Year of Grant
2013	1/3 earned per year over the three-year performance period, between 0-125% of target based on our return on risk-weighted assets during each year; earned PSUs cliff vested at the end of the performance period (on 2/21/2016)
2014	1/3 earned per year over the three-year performance period, between 0-125% of target based on our return on risk-weighted assets during each year; earned PSUs cliff vest at the end of the performance period (on 2/19/2017)
2015	Earned, between 0-125% of target, based on our OEPS growth over the three-year performance period with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vest at the end of the performance period (on 2/20/2018)

(4)	Includes accrued dividends on the first and second tranches for the PSUs granted in 2014 and all tranches for the PSUs granted in 2013, in each case, which were earned based on performance as of December 31, 2015 but remained subject to ongoing time-vesting conditions.

(5)	Includes accrued dividends on the unearned portion of the PSUs granted in 2014 and 2015, assuming target performance.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gerald L. Hassell	485,254	$7,849,489	153,877	$6,028,419
Thomas P. “Todd” Gibbons	127,359	$616,902	51,858	$2,032,682
Curtis Y. Arledge	—	$—	121,959	$4,782,021
Karen B. Peetz	221,088	$2,872,678	49,706	$1,947,955
Brian T. Shea	—	$—	36,758	$1,440,809

Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gerald L. Hassell	BNY Mellon Tax-Qualified Retirement Plan	38.75	$1,620,700	$—
	Legacy BNY Excess Plan	38.75	$4,327,579	$—
	Legacy BNY SERP	38.25	$11,536,241	$—

Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	28.08	$1,279,742	$—
	Legacy BNY Excess Plan	28.08	$2,042,398	$—
	Legacy BNY SERP	27.58	$3,284,170	$—

Karen B. Peetz	BNY Mellon Tax-Qualified Retirement Plan	16.25	$681,773	$—
	Legacy BNY Excess Plan	16.25	$462,998	$—

(1)	Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan and the BNY Mellon Tax-Qualified Retirement Plan were frozen as of June 30, 2015.

(2)	The present values shown above are based on benefits earned as of December 31, 2015 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2015, including a discount rate of 4.48%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

BNY Mellon	2016 Proxy Statement	59

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

BNY Mellon Retirement Plans

The BNY Mellon Tax-Qualified Retirement Plan was previously amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 continued to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. Because each of Messrs. Hassell and Gibbons and Ms. Peetz were all over age 50 as of December 31, 2008, they continue to earn benefits under the provisions of the legacy plans in which they participate.

Because Messrs. Hassell and Gibbons and Ms. Peetz have attained at least age 55, they are each eligible for immediate retirement under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Unreduced benefits are payable under these plans at age 60, or at age 57 with 20 years of service. Messrs. Hassell and Gibbons and Ms. Peetz are currently entitled to unreduced benefits from these plans. Since Mr. Hassell is over age 60, he is also entitled to an unreduced benefit from the Legacy BNY SERP. Messrs. Arledge and Shea do not participate in any plan that provides for specified payments and benefits (other than defined contribution plans) and accordingly, are not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan — Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay (maximum of $265,000 in 2015). Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon Tax-

Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

Legacy BNY SERP. The Legacy BNY SERP is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in this plan by The Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60.

All of these plans are closed to new participants and were frozen as of December 31, 2014 for the Legacy BNY SERP and as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Beginning with 2006, all of the plans generally provided benefits under a career average pay formula, rather than the final average pay formula under which benefits were based prior to 2006. From January 1, 2006 through the applicable date on which the plan was frozen, benefits accrued for all three plans were equal to 1% (increased to 1.1% effective January 1, 2009 and with respect to the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan, decreased to 0.9%, effective January 1, 2011) of eligible pay earned after 2005. Benefits accrued before 2006 were based on a final average pay formula and service as of December 31, 2005 using a five-year average period for the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan and a three-year average period for the Legacy BNY SERP. Prior to the applicable date on which each plan was frozen, the benefit accrued prior to 2006 was indexed at a rate of 1% per year. Accrued benefits under each of the plans were provided solely for service at The Bank of New York or with us.

60	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which the named executive officers participate.

Name(1)	Executive Contributions in Fiscal Year 2015	Registrant Contributions in Fiscal Year 2015 (1)(2)	Aggregate Earnings in Fiscal Year 2015	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2015
Gerald L. Hassell	$—	$10,000	$—	$—	$10,000
Thomas P. “Todd” Gibbons
BNY Mellon 401(k) Benefits Restoration Plan	$—	$6,500	$—	$—	$6,500
BNY Mellon Deferred Compensation Plan	$—	$—	$2,486	$1,275,436	$—(3)
Curtis Y. Arledge	$—	$7,700	$700	$—	$39,493(4)
Brian T. Shea	$—	$6,200	$(100)	$—	$20,310
Karen B. Peetz	$—	$6,500	$—	$—	$6,500

(1)	Represents company contributions to the BNY Mellon 401(k) Benefits Restoration Plan for the 2015 fiscal year.

(2)	These amounts are included in the All Other Compensation column of the Summary Compensation Table on page 54.

(3)	Mr. Gibbons contributed $1,025,000 to The Bank of New York Mellon Corporation Deferred Compensation Plan for Employees (the “BNY Mellon Deferred Compensation Plan”) in 2011. This amount was previously reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Mr. Gibbons received a distribution of his entire balance under the BNY Mellon Deferred Compensation Plan on January 1, 2015.

(4)	In 2013, Mr. Arledge’s account was credited with company contributions of $14,375 for the 2011 and 2012 fiscal years, in 2014, Mr. Arledge’s account was credited with a company contribution of $7,400 for the 2013 fiscal year and in 2015, Mr. Arledge’s account was credited with a company contribution of $7,800 for the 2014 fiscal year. These amounts were previously reported in the All Other Compensation column of the Summary Compensation Table.

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. On December 20, 2012, the company adopted the BNY Mellon 401(k) Benefits Restoration Plan, which is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the BNY Mellon 401(k) Savings Plan, our 401(k) Plan, for employees not accruing benefits in our defined benefit pension plans where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by section 401(a)(17) of the Internal Revenue Code (the “IRC”). Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-discretionary company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. As of December 31, 2015, all of our named executive officers participate in the BNY Mellon 401(k) Benefits Restoration Plan. Due to the freezing of the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan in 2015, more of our named executive officers participated in the BNY Mellon 401(k) Benefits Restoration Plan in 2015 than have participated in previous years.

BNY Mellon	2016 Proxy Statement	61

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

BNY Mellon Deferred Compensation Plan. The company adopted the BNY Mellon Deferred Compensation Plan effective as of April 1, 2008 for deferrals of cash compensation earned by eligible employees of the company after March 31, 2008. The BNY Mellon Deferred Compensation Plan permits executives to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $118,500 in 2015) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in The American Jobs Creation Act of 2004. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a nonqualified unfunded plan. On January 1, 2015, Mr. Gibbons received a distribution of his entire balance under the BNY Mellon Deferred Compensation Plan. As of December 31, 2015, none of our named executive officers participated in the plan.

Potential Payments upon Termination or Change in Control

The following discussion summarizes any arrangements, agreements and policies of the company relating to potential payments upon termination or change in control.

Retirement Benefits

As shown in the 2015 Pension Benefits and the 2015 Nonqualified Deferred Compensation Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide accelerated or continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. At December 31, 2015 and using the same assumptions as used for the Table of Other Potential Payments below, Mr. Hassell was eligible to receive accelerated or continued vesting of $2,084,092 in options and $24,702,947 in stock awards,

Mr. Gibbons was eligible for $7,579,219 in stock awards, Ms. Peetz was eligible for $625,210 in options and $9,521,907 in stock awards and Mr. Shea was eligible to receive $6,484,123 in stock awards. Mr. Arledge is not retirement-eligible. Accelerated or continued vesting is not provided on termination by the company for cause.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

62	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Under the Bank of New York Mellon Corporation Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to two times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination), a pro-rata annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to solicit our customers and employees for one year. If any payment under the plan would cause a participant to become subject to the excise tax imposed under section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax.

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our named executive officers through December 31, 2015 were granted under (1) the 2003 Long-Term Incentive Plan of The Bank of New York and (2) The Bank of New York Mellon Corporation Long-Term Incentive Plan, as applicable. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. Accordingly, the effect of a termination event or change in control on outstanding equity awards varies by executive officer and type of award.

Table of Other Potential Payments. The following table is based on the following:

•	The termination event listed in the table is assumed to be effective as of December 31, 2015.

•	The value of our common stock of $41.22 per share is based on the closing price of our common stock on the NYSE on December 31, 2015, the last trading day in 2015.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or option/stock award vesting that would be earned on retirement as described above. We have only included amounts by which a named executive officer’s retirement benefit is enhanced by the triggering event, or additional option/stock awards that vest on the triggering event that would not vest on retirement alone. See “Retirement Benefits” on page 62 above for information on the acceleration or continued vesting of equity awards upon retirement.

•

The designation of an event as a termination in connection with a change of control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the named executive officer for good reason.

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any named executive officer in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the named executive officers are described below.

BNY Mellon	2016 Proxy Statement	63

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Named Executive Officer	By Company without Cause	Termination in Connection with Change of Control	Death
Gerald L. Hassell
Cash Severance(1)	$2,000,000	$18,800,000	$—
Pro-rated Bonus(1)	$12,096,000	$8,400,000	$—
Health and Welfare Benefits	$11,438	$11,438	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$—	$—	$—
Additional Stock Award Vesting(4)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$14,107,438	$27,211,438	$—

Thomas P. “Todd” Gibbons
Cash Severance(1)	$1,300,000	$8,790,000	$—
Pro-rated Bonus(1)	$5,392,800	$3,745,000	$—
Health and Welfare Benefits	$582	$582	$—
Additional Retirement Benefits(2)	$—	$—	$3,398,061
Additional Option Vesting(3)	$616,153	$616,153	$616,153
Additional Stock Award Vesting(4)	$2,162,778	$2,162,778	$2,162,778
Tax Gross-Up	$—	$—	$—
TOTAL	$9,472,313	$15,314,513	$6,176,992

Curtis Y. Arledge
Cash Severance(1)	$1,300,000	$19,990,000	$—
Pro-rated Bonus(1)	$7,476,000	$9,345,000	$—
Health and Welfare Benefits	$16,490	$16,490	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$1,232,036	$1,232,036	$1,232,036
Additional Stock Award Vesting(4)	$18,516,898	$23,913,835	$23,913,835
Tax Gross-Up	$—	$—	$—
TOTAL	$28,541,424	$54,497,361	$25,145,871

Karen B. Peetz
Cash Severance(1)	$1,300,000	$7,390,000	$—
Pro-rated Bonus(1)	$3,661,613	$ 3,045,000	$—
Health and Welfare Benefits	$10,375	$10,375	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$—	$—	$—
Additional Stock Award Vesting(4)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$4,971,988	$10,445,375	$—

64	BNY Mellon	2016 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Named Executive Officer	By Company without Cause	Termination in Connection with Change of Control	Death
Brian T. Shea
Cash Severance(1)	$1,200,000	$8,760,000	$—
Pro-rated Bonus(1)	$5,465,880	$3,780,000	$—
Health and Welfare Benefits	$16,855	$16,855	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$386,141	$386,141	$386,141
Additional Stock Award Vesting(4)	$1,855,980	$1,855,980	$1,855,980
Tax Gross-Up	$—	$—	$—
TOTAL	$8,924,856	$14,798,976	$2,242,121

(1)	Amounts shown assume that no named executive officer received payment from any displacement program, supplemental unemployment plan or other separation benefit other than the executive severance plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a two-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)	Amounts shown include amounts that would be payable automatically in a lump sum distribution upon death. For benefits that would not be payable automatically in a lump sum, the amount included is the present value based on the assumptions used for purposes of measuring pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2015, including a discount rate of 4.48%. Amounts shown include only the amount by which a named executive officer’s retirement benefit is enhanced as a result of termination, pursuant to, where applicable, required notices given after the existence of a right to payment. Information relating to the present value, whether the amounts are paid in a lump sum or on an annual basis and the duration of each named executive officer’s accumulated retirement benefit can be found in “Pension Benefits” on page 59 above.

(3)	The value of Additional Option Vesting represents the difference between the closing price of our common stock on December 31, 2015 ($41.22) and the exercise price of all unvested options that would vest on or after a separation from employment that would not vest on retirement alone. Information relating to the vesting of options on retirement can be found in “Retirement Benefits” on page 62 above.

(4)	The value of Additional Stock Award Vesting represents the value at December 31, 2015 of all shares of restricted stock, restricted stock units (along with cash dividends accrued on the restricted stock units), and earned PSUs (along with dividend equivalents on the PSUs) that on that date were subject to service-based restrictions, which restrictions lapse on or after certain terminations of employment, including following a change of control, to the extent such restrictions would not lapse on retirement alone. Information relating to the vesting of stock awards on retirement can be found in “Retirement Benefits” on page 62 above.

BNY Mellon	2016 Proxy Statement	65

ITEM 3. APPROVAL OF THE 2016 EICP	> Resolution

Proposal

We are asking stockholders to approve The Bank of New York Mellon Corporation 2016 Executive Incentive Compensation Plan (the “2016 EICP”).

Background

•    The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”) was originally adopted by our Board of Directors, and approved by stockholders, in 2008 and an amended and restated version was subsequently adopted by our Board, and approved by stockholders, in 2011.

•    Upon recommendation of the HRC Committee, our Board of Directors adopted the 2016 EICP on February 22, 2016, subject to stockholder approval. The 2016 EICP is substantially the same as the EICP approved by stockholders in 2011, but has been updated to reflect recent changes in accounting terminology, to incorporate clarifications of listed performance goals and to revise certain of the administrative provisions.

•    Section 162(m) of the IRC generally imposes a $1 million limit on the amount that we may deduct for compensation paid to our chief executive officer and three other most highly compensated executive officers (other than our chief financial officer), subject to certain exceptions. The 2016 EICP is intended to allow us to make awards intended to satisfy the “performance-based” compensation exception under Section 162(m).

•    One of the requirements of “performance-based” compensation is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by stockholders at least once every 5 years. Stockholder approval of this proposal will constitute approval of the material terms of the 2016 EICP for purposes of Section 162(m).

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast (including abstentions) on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. If the 2016 EICP is not approved by our stockholders, no awards may be granted under the EICP following the 2016 Annual Meeting.

66	BNY Mellon	2016 Proxy Statement

ITEM 3. APPROVAL OF THE 2016 EICP	> Key Terms of the 2016 EICP

The following summary of the key terms of the 2016 EICP is qualified in its entirety by reference to the complete text of the 2016 EICP, which is attached hereto as Annex B. Capitalized terms used in this proposal that are not otherwise defined have the meanings given to them in the 2016 EICP.

Highlights of the 2016 EICP

Purpose

The Board unanimously recommends a vote “FOR” the 2016 EICP, because it believes that the 2016 EICP is in the best interests of the company and our stockholders. The 2016 EICP promotes our financial interests, including by

•    attracting and retaining officers and key executives of outstanding competence;

•    motivating officers and key executives by means of performance-related incentives; and

•    providing competitive incentive compensation opportunities.

The 2016 EICP also allows us to make awards intended to satisfy the “performance-based” compensation exception under Section 162(m) of the IRC.

Eligible Grantees

Our executive employees who are, or are expected to be, “covered employees” under Section 162(m) of the IRC, and other executive employees selected for participation in the HRC Committee’s discretion, are eligible to participate in the 2016 EICP. As of March 11, 2016, 13 employees would have been eligible to participate in the 2016 EICP.

Annual Limit

The maximum amount payable in cash to any one participant under the 2016 EICP for any calendar year is the sum of (1) 0.5% of the company’s positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and unusual or infrequently occurring items, as disclosed on our consolidated statement of income for such year included within our Annual Report on Form 10-K as filed with the SEC and (2) $3,000,000.

For illustration, the maximum amount as calculated for 2015 would have been $25,450,000. The maximum is included for the purpose of complying with IRC Section 162(m) and in comparison, our actual 2015 incentive awards ranged from $1,008,000 to $12,096,000.

Section 162(m) of the IRC; Performance Goals

Section 162(m) of the IRC generally imposes a $1 million limit on the amount that we may deduct for compensation paid to our chief executive officer and three other most highly compensated executive officers (other than our chief financial officer), subject to certain exceptions. The 2016 EICP is intended to allow us to make awards that satisfy the “performance-based” compensation exception under Section 162(m).

It is expected that there will be one-year performance periods that begin on January 1 of each year under the 2016 EICP, consistent with our current practice. Performance periods of different durations may be established, including longer and multi-year periods, and shorter performance periods for individuals who are hired or become eligible after the commencement of the performance period. A new performance period will generally begin on January 1 of each calendar year and end on December 31 of that calendar year. Within 90 days after the beginning of each performance period, the HRC Committee will establish specific performance goals for the period.

The performance goals may be based on one or more of the following objective performance measures and expressed in either absolute or relative values or as a percentage of an incentive pool:

•	earnings, earnings per share or operating earnings per share;

•	book value per share;

•	total return to stockholders;

•	return on equity (including return on average tangible common shareholders’ equity), assets, capital or investment;

BNY Mellon	2016 Proxy Statement	67

ITEM 3. APPROVAL OF THE 2016 EICP > Key Terms of the 2016 EICP

•	pre-tax margins;

•	revenues;

•	expenses;

•	costs;

•	stock price;

•	investment performance of funds or accounts or assets under management;

•	market share;

•	charge-offs;

•	non-performing assets;

•	income;

•	operating, net or pre-tax income;

•	business diversification;

•

  operating ratios (including, without limitation, operating leverage, capital ratios (including Tier 1 common capital ratio) or risk-measurement ratios (including return on risk-weighted assets)) or results; and

•	cash flow

The performance goals may be based on our performance, the performance of any of our affiliates, branches, departments, business units or portion thereof. The performance goals may also be based on a comparison of performance with that of a peer group, prior performance periods or other measure(s) selected or defined by the HRC Committee at the beginning of the performance period.

At the commencement of each performance period, the HRC Committee will also establish a payment schedule, setting forth the amount or percentage of an incentive pool to be paid based on the extent to which the performance goals for such period are actually achieved. The payment schedule may be expressed by any measure specified by the HRC Committee. Results against the performance goals will be determined and measured by an objective calculation method established by the HRC Committee at the time such goals are established, and the HRC Committee may determine, at the time such goals are established, that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or unusual or infrequently occurring items, will be excluded from the calculation of the performance goals.

Payment of any award under the 2016 EICP is contingent upon the attainment of the pre-established performance goals, and the amount paid may not exceed the amount established on the payment schedule. The HRC Committee may, however, reduce or eliminate any incentive award payable for any reason, including to reflect risk-based adjustments, provided that the action will not result in any increase in the amount of any incentive award payable to any other participant.

Other Key Terms

Administration

The 2016 EICP will be administered by the HRC Committee, consisting of not less than two members of the Board. Each member of the HRC Committee must be an “outside director” as defined in IRC Section 162(m), a “non-employee director” as defined in Rule 16b-3 of the Exchange Act, an “independent director” under the NYSE listing standards, and an independent director under any other applicable regulatory requirements. The HRC Committee has the power to select employees to participate in, determine the size of awards under, approve payment of all awards under, and make all necessary determinations under the 2016 EICP.

Payment of Incentive Awards

Awards under the 2016 EICP will be paid in cash on the dates specified in the participant’s award agreement, which may include a deferred payment date, and if no dates are specified the awards will be paid during the two and one-half month period following the end of the year in which the performance period ends and after the HRC Committee has

68	BNY Mellon	2016 Proxy Statement

ITEM 3. APPROVAL OF THE 2016 EICP > Key Terms of the 2016 EICP

determined and certified in writing the extent to which the performance goals were attained and the incentive awards were earned. The HRC Committee may determine to pay awards in our common stock, from the LTIP, or other applicable plan, or any combination of cash and stock.

As highlighted above, the maximum amount payable in cash to any one participant under the 2016 EICP for any calendar year (or any portion thereof in the case of a performance period of less than one calendar year) is the sum of (1) 0.5% of the Company’s positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and unusual or infrequently occurring items, as disclosed on our consolidated statement of income for such year included within our annual report on Form 10-K as filed with the SEC and (2) $3,000,000. The amount payable for any one calendar year is measured for the year in which the relevant performance period ends, and for which the relevant performance goals are certified or achieved, regardless of the fact that payment may occur in a later year. In the case of multi-year performance periods, the amount which is earned for any one calendar year is the amount paid for the performance period divided by the number of calendar years in the performance period. In any year in which the company has negative pre-tax income, the maximum amount would be $3,000,000.

Termination of Employment

Unless the HRC Committee determines otherwise, in the event a participant’s employment is terminated prior to the payment date of an incentive award, the participant will forfeit all rights to any award for such performance period.

Change in Control

Unless the HRC Committee determines otherwise, in the event a change in control (as defined in the LTIP) occurs, at the time of the event, the then-current performance period will end. All performance criteria and other conditions pertaining to then-outstanding awards will be deemed to be achieved or fulfilled on a pro rata basis for the number of whole months elapsed from the commencement of the performance period over the number of whole months in the original performance period, and measured at the actual performance level achieved or, if not determinable, in the manner specified by the HRC Committee at the commencement of the performance period.

Forfeiture of Awards

An award otherwise payable or paid to current or former executive officers may be forfeited and repaid to us as required by regulations, including the “clawback” provisions of Section 954 of the Dodd-Frank Act, and the HRC Committee may determine that an award will be forfeited or must be repaid upon terms specified including, without limitation, if the participant directly or indirectly engages in competitive conduct or other conduct that is materially adverse to our interests, including fraud or conduct contributing to financial restatements or irregularities.

Amendment or Termination of the 2016 EICP

We may amend, suspend or terminate the 2016 EICP at any time, subject to any shareholder approval requirements of Section 162(m) of the IRC. No awards may be granted under the 2016 EICP subsequent to our annual meeting of stockholders in 2021.

Federal Income Tax Consequences

A participant will not recognize any taxable income for federal income tax purposes upon establishment of a payment schedule. Any cash or stock received pursuant to an incentive award will be treated as compensation income received by the participant generally in the year in which the participant receives such cash or stock. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant.

As described above, Section 162(m) of the IRC generally imposes a $1 million limit on the amount that we may deduct for compensation paid to our chief executive officer and three other most highly compensated executive officers (other than our chief financial officer), subject to certain exceptions. While we expect to make awards under the 2016 EICP that are intended to satisfy the “performance-based” compensation exception under Section 162(m), Section 162(m) and the rules and regulations issued thereunder are complicated and subject to change from time to time and, accordingly, there can be no assurance that any amounts paid under the 2016 EICP will be deductible under all circumstances. In addition, the HRC Committee believes that in certain circumstances stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

BNY Mellon	2016 Proxy Statement	69

ITEM 3. APPROVAL OF THE 2016 EICP	> Plan Benefits

New Plan Benefits

The actual amount of compensation to be paid to participants under the 2016 EICP is not determinable in advance because it is substantially uncertain whether the minimum levels of performance necessary to achieve any level of incentive award under the 2016 EICP, and what levels of performance, will be realized. In addition, the HRC Committee has retained discretion to reduce or eliminate the incentive awards payable to any participant under the 2016 EICP. As a result, the benefits that will be awarded or paid under the 2016 EICP are not currently determinable.

Existing Plan Benefits

The following table sets forth the amount paid to participants under the current EICP, for the 2015 fiscal year, to each named executive officer, all current executive officers as a group and all current non-executive officer participants as a group. Non-employee directors are not eligible to participate in the EICP or the 2016 EICP; accordingly, they are omitted from the table. The awards paid in 2015 would not have changed had the 2016 EICP been in place instead of the current EICP.

Name and Position	Actual Amount of Awards for the 2015 Fiscal Year
Gerald L. Hassell, Chairman & Chief Executive Officer	$12,096,000
Thomas P. “Todd” Gibbons, Vice Chairman & Chief Financial Officer	$5,392,800
Curtis Y. Arledge, Vice Chairman & CEO of Investment Management*	$7,476,000
Karen B. Peetz, President	$3,661,613
Brian T. Shea, Vice Chairman & CEO of Investment Services	$5,465,880
All current executive officers, as a group (8 persons)	$38,341,293
All current non-executive officers, as a group (5 persons)	$14,314,344

*	Mr. Arledge is no longer serving as Vice Chairman and CEO of Investment Management, and his employment with BNY Mellon is scheduled to terminate on March 23, 2016.

70	BNY Mellon	2016 Proxy Statement

ITEM 4. RATIFICATION OF KPMG LLP	> Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2016.

Background

KPMG LLP or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as independent registered public accounting firm for the 2016 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

•    For the appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

•    To negotiate and approve the audit engagement fees and terms associated with the retention of KPMG LLP.

•    To annually evaluate and, as appropriate, replace KPMG LLP as our independent registered public accountant and discuss with management the timing and process for implementing the mandatory rotation of the lead engagement partner.

We expect that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2016.

If the selection of KPMG LLP is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG LLP is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in our best interests.

BNY Mellon	2016 Proxy Statement	71

ITEM 4. RATIFICATION OF KPMG LLP	> Report of The Audit Committee

On behalf of our Board of Directors, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2015 and management’s assessment of internal control over financial reporting as of December 31, 2015. KPMG LLP issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The committee has also discussed with KPMG LLP the matters required to be discussed in accordance with Public Company Accounting Oversight Board Auditing Standard, Communications with Audit Committees. The committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board, which we refer to as the “PCAOB,” regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG LLP regarding its independence. The committee has determined that KPMG LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2015 be included in our 2015 Annual Report on Form 10-K.

By: The Audit Committee

Joseph J. Echevarria, Chair

Richard J. Kogan

John A. Luke, Jr.

Mark A. Nordenberg

Catherine A. Rein

William C. Richardson

Samuel C. Scott III

72	BNY Mellon	2016 Proxy Statement

ITEM 4. RATIFICATION OF KPMG LLP	> Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG LLP that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year was ratified at our 2015 Annual Meeting. The following table reflects the fees earned by KPMG LLP for services provided to us for 2015 and 2014:

Description of Fees	Amount of Fees Paid to KPMG LLP for 2015	Amount of Fees Paid to KPMG LLP for 2014
Audit Fees(1)	$17,304,000	$19,751,000
Audit-Related Fees(2)	$15,810,000	$13,094,000
Tax Fees(3)	$1,860,000	$2,390,000
All Other Fees(4)	$643,000	$467,000
Total	$35,617,000	$35,702,000

(1)	Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)	Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees, such as service organization reports (under Statement on Standards for Attestation Engagements (or “SSAE”) 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG LLP also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $13.0 million for 2015 and $15.7 million for 2014 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG LLP to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy. A copy of our Audit and Permitted Non-Audit Services Pre-Approval Policy is available on our website (See “Helpful Resources” on page 87). For 2015, all of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

BNY Mellon	2016 Proxy Statement	73

ITEM 5. STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN	> Stockholder Proposal

Proposal and Background

John Chevedden, as agent for Kenneth Steiner, 14 Stoner Avenue, Great Neck, NY 11021, the beneficial owner of 500 shares of our common stock, has given notice that he intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below and under “Stockholder’s Supporting Statement” on this page:

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

Stockholder’s Supporting Statement

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. Having a board chairman who is independent of the Company and its management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009.)

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and providing ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 5

74	BNY Mellon	2016 Proxy Statement

ITEM 5. STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN	> Board of Directors’ Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding an independent chair.

Board of Directors’ Response

After careful consideration, we have concluded at this time that the adoption of a policy mandating an independent Chairman would not be in the best interests of our stockholders. We therefore recommend that you vote AGAINST this proposal for the following reasons:

The Board should retain the flexibility to determine the most effective leadership structure for the company. We believe that our stockholders’ interests are best served when the Board has the flexibility to choose a leadership structure that can be tailored to the needs of our company. This choice should not be mechanical; it should be contextual and based on the needs of the company as they evolve over time and the nature and qualifications of the individuals serving as Chief Executive Officer and as directors. The proponent’s proposal mandates a particular leadership structure, limiting the Board’s ability to leverage its particular and extensive knowledge of the company, its personnel and market conditions to make a determination that best serves our stockholders’ interests.

Stockholders are best served by our current leadership structure. As described further in the “Board Leadership Structure” section of this proxy statement, we have reviewed our company’s current Board leadership structure and determined that, in light of the composition of the Board, our company’s size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, a combined Chairman/Chief Executive Officer position, with a strong independent Lead Director, is currently the most appropriate Board leadership structure for our company. A substantial majority of our company’s peer group utilizes a similar board structure with a combined Chairman and Chief Executive Officer, as well as a lead or presiding director. Furthermore, according to the Spencer Stuart Board Index 2015, only 21 of S&P 500 companies (4%) have adopted a formal policy requiring separation of the Chairman and Chief Executive Officer roles.

We believe that the position of a combined Chairman/Chief Executive Officer enables us to act efficiently and effectively. More generally, a combined Chairman/Chief Executive Officer is in the best position to be aware of major issues facing our company, and to identify and bring key risks and developments facing the company to the Board’s attention (in coordination with the Lead Director as part of the agenda-setting process). A combined Chairman/Chief Executive Officer is also able to act as the single public “face” of our company in communicating with stockholders, employees, regulators, analysts and other constituencies, eliminating uncertainty as to who leads our company.

The company’s current governance structure provides the independent oversight of management and Board accountability to stockholders sought by the proposal. We understand the importance of, and support, independent oversight of management. Our Corporate Governance Guidelines require that the majority of directors be independent, and 10 out of our 11 director nominees are independent. Furthermore, independent directors comprise 100% of each of the CG&N, HRC, Audit, Finance, Risk, Technology and Corporate Social Responsibility Committees. As a result, independent directors oversee such critical matters as the compensation of our Chief Executive Officer, the quality and integrity of our financial statements and the nomination of directors.

We have established a strong Lead Director position that serves as an effective counterbalance to factors commonly cited, including by the proposal’s proponent, as reasons to mandate an independent Chairman position. The Lead Director has the authority to review and approve meeting agendas, materials and information sent or presented to the Board and meeting schedules in coordination with the Chairman/Chief Executive Officer, and to add items to the agenda (rather than merely discussing these matters with the Chairman/Chief Executive Officer). Our Lead Director is

BNY Mellon	2016 Proxy Statement	75

ITEM 5. STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN	> Board of Directors’ Response

selected annually by the independent directors, not by the full Board. The Lead Director’s other duties and powers, as described more fully in the “Board Leadership Structure” section of this proxy statement, include acting as a liaison between independent directors and our Chairman/Chief Executive Officer, presiding over executive sessions of independent directors, which are held at each regular Board meeting, calling special meetings of the independent directors at his discretion and, in conjunction with the chairman of the HRC Committee, discussing with the Chairman/Chief Executive Officer the Board’s annual evaluation of his performance as Chief Executive Officer.

The Board regularly seeks and considers feedback from stockholders. The Board is open to, and regularly seeks and considers, feedback from stockholders, including, with respect to governance topics like the company’s leadership structure. Any stockholder can communicate with our Lead Director in accordance with the procedures set forth on our website at www.bnymellon.com/governance/contact.html. Our Lead Director makes himself available to meet with major stockholders and regulators under appropriate circumstances.

As with other governance matters, we will continue to consider, as appropriate, our company’s leadership structure and how the leadership structure can enhance the effectiveness of our corporate governance practices. Given our company’s strong independent director presence, the role of the independent Lead Director and other corporate governance considerations, we believe that mandating that the Chairman of the Board be an independent director would not be in the best interests of the company.

76	BNY Mellon	2016 Proxy Statement

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLANS	Page 78

INFORMATION ON STOCK OWNERSHIP	Page 79
Beneficial Ownership of Shares by Holders of 5% or more of Outstanding Stock	Page 79
Beneficial Ownership of Shares by Directors and Executive Officers	Page 79
Section 16(a) Beneficial Ownership Reporting Compliance	Page 80

ANNUAL MEETING Q&A	Page 81

OTHER INFORMATION	Page 84
Stockholder Proposals for 2017 Annual Meeting	Page 84
Corporate Governance Guidelines and Codes of Conduct	Page 84
Business Relationships and Related Party Transactions Policy	Page 84
How Our Board Solicits Proxies; Expenses of Solicitation	Page 85
Householding	Page 85
Other Business	Page 86

HELPFUL RESOURCES	Page 87

BNY Mellon	2016 Proxy Statement	77

ADDITIONAL INFORMATION	> Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans
Approved by stockholders	52,744,190	(1)	$33.73		48,325,440	(2)
Not approved by stockholders	140,373	(3)	$34.52		—
Total	52,884,563	(4)	$33.73	(5)	48,325,440

(1)	Includes 36,408,419 and 7,806,406 shares of common stock that may be issued pursuant to outstanding options, RSUs, PSUs and escrowed dividends awarded under The Bank of New York Mellon Corporation Long-Term Incentive Plan and the Mellon Long-Term Profit Incentive Plan (2004), respectively; 12,597 shares of common stock that may be issued pursuant to outstanding director deferred share units under the Mellon Director Equity Plan (2006); 8,502,697 shares of common stock that may be issued pursuant to outstanding stock-based awards under the legacy Bank of New York Long-Term Incentive Plans; and 14,071 shares of common stock that may be issued pursuant to outstanding stock options under The Bank of New York Mellon Corporation Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 329,564. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis—Compensation of Our Named Executives—Outstanding Long-Term Equity Incentives” on page 43 above.

(2)	Includes 6,227,858 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 42,097,582 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Long-Term Incentive Plan, 27,453,939 of which may be granted as restricted stock or RSUs (or other full value awards), and any full-value awards from the remaining 14,643,643 shares will continue to be counted as 2.75 shares against such remaining shares.

(3)	Includes 9,000 shares of common stock that may be issued pursuant to options outstanding under the Mellon Stock Option Plan for Affiliate Boards of Directors. The Mellon Stock Option Plan for Affiliate Boards of Directors, which we assumed in the merger and refer to as the “Affiliate Board Plan,” provided for grants of stock options to the non-employee members of affiliate boards who were not also members of Mellon’s Board of Directors. No grants were available to Mellon employees under these plans. The timing, amounts, recipients and other terms of the option grants were determined by the terms of the option plans for Mellon’s Board of Directors and no person or committee had discretion over these grants. The exercise price of the options is equal to the fair market value of Mellon’s common stock on the grant date. All options have a term of 10 years from the regular date of grant and become exercisable one year from the regular grant date. Directors elected during the service year were granted options on a pro rata basis to those granted to the directors at the start of the service year. No further grants are being made under the Affiliate Board Plan, although the practice was continued through 2009 by issuing grants under The Bank of New York Mellon Corporation Long-Term Incentive Plan.

Also includes shares of common stock that may be issued pursuant to deferrals under the Bank of New York Directors Plan, which is described in further detail in “Director Compensation” on page 28 above.

(4)	The weighted average term for the expiration of outstanding stock options under our equity compensation plans is 3.4 years.

(5)	This weighted-average exercise price relates only to the options described in footnote 1. Shares underlying RSUs, PSUs and deferred share units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

78	BNY Mellon	2016 Proxy Statement

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Holders of

5% or more of Outstanding Stock

As of February 12, 2016, we had 1,076,000,279 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2015, as of February 12, 2016, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	64,416,216	5.9%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	60,106,066	5.49%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	56,990,243	5.2%

(1)	Based on a review of the Schedule 13G filed on February 10, 2016 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power as to 55,385,286 shares, shared voting power as to 39,348 shares, sole dispositive power as to 64,376,868 shares and shared dispositive power as to 39,348 shares.

(2)	Based on a review of the Schedule 13G filed on February 10, 2016 by The Vanguard Group. The Schedule 13G discloses that The Vanguard Group had sole voting power as to 2,038,466 shares, shared voting power as to 111,800 shares, sole dispositive power as to 57,942,823 shares and shared dispositive power as to 2,163,243 shares.

(3)	Based on a review of the Schedule 13G filed on February 12, 2016 by T. Rowe Price Associates, Inc. The Schedule 13G discloses that T. Rowe Price Associates, Inc. had sole voting power as to 17,533,444 shares and sole dispositive power as to 56,913,143 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services, including asset management, asset servicing, clearing, issuer services, treasury services, global markets and credit services, to holders of 5% or more of our outstanding common stock. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances.

Beneficial Ownership of Shares by Directors

and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 12, 2016 by each director, each individual included in the “Summary Compensation Table” on page 54 above and our current directors and executive officers as a group, based on information furnished by each person. Except as otherwise indicated, sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)
Curtis Y. Arledge	1,490,478
Nicholas M. Donofrio	60,539
Joseph J. Echevarria	6,862
Edward P. Garden	30,935,543	(3)
Thomas P. “Todd” Gibbons	1,378,072	(4)
Jeffrey A. Goldstein	13,347
Gerald L. Hassell	3,174,920	(5)
John M. Hinshaw	7,502
Edmund F. “Ted” Kelley	41,932
Richard J. Kogan	60,523

BNY Mellon	2016 Proxy Statement	79

ADDITIONAL INFORMATION > Information on Stock Ownership

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)
John A. Luke, Jr.	60,145
Mark A. Nordenberg	39,017
Karen B. Peetz	424,708
Catherine A. Rein	129,461
William C. Richardson	61,683
Samuel C. Scott III	51,767
Brian T. Shea	461,297
Wesley W. von Schack	154,860	(6)
All current directors and executive officers, as a group (24 persons)	37,239,041

(1)	On February 12, 2016, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock, other than Mr. Garden, who may be deemed to hold approximately 2.9% of our outstanding shares as a result of his affiliation with Trian (see footnote 3 below). Including shares held by Trian, all current directors and executive officers as a group beneficially owned approximately 3.4% of our outstanding stock on February 12, 2016.

(2)	Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 12, 2016: Mr. Arledge, 1,050,627; Mr. Donofrio, 14,676; Mr. Echevarria, 6,862; Mr. Garden, 3,104; Mr. Gibbons, 1,130,127; Mr. Goldstein, 13,347; Mr. Hassell, 2,404,865; Mr. Hinshaw, 310; Mr. Kelly, 37,498; Mr. Kogan, 32,443; Mr. Luke, 32,443; Mr. Nordenberg, 37,498; Ms. Peetz, 316,177; Ms. Rein, 29,661; Dr. Richardson, 60,551; Mr. Scott, 47,805; Mr. Shea, 261,947; Mr. von Schack, 44,604; and current directors and executive officers as a group, 4,552,245.

Also includes the following additional number of RSUs, earned PSUs no longer subject to performance conditions, deferred share units and phantom stock: Mr. Arledge, 116,624; Mr. Donofrio, 45,370; Mr. Gibbons, 50,893; Mr. Hassell, 159,561; Mr. Hinshaw, 7,192; Ms. Peetz, 48,869; Ms. Rein, 63,292 Mr. Shea, 45,166; Mr. von Schack, 30,814; and current directors and executive officers as a group, 515,760. These individuals do not have voting or investment power with respect to the underlying shares, nor the right to acquire the underlying shares within 60 days of February 12, 2016.

(3)	Includes 30,932,439 shares owned by the Trian Entities (as defined below). Trian serves as the management company for Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Master Fund (ERISA), L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund II, L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Investment Fund-D, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P. and Trian SPV (SUB) IX, L.P. (collectively, the “Trian Entities”) and as such determines the investment and voting decisions of the Trian Entities with respect to the shares of the company held by them. Of such shares, approximately 27.4 million shares are currently held by brokers in margin loan accounts. Mr. Garden is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of the Trian Entities. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares beneficially owned by the Trian Entities. Mr. Garden disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(4)	Includes 38,956 shares held by Mr. Gibbons’ children.

(5)	Includes 56,604 shares held by Mr. Hassell’s spouse, as to which Mr. Hassell disclaims beneficial ownership. Also includes 84,280 shares over which Mr. Hassell exercises investment discretion held in trusts.

(6)	Includes 20,269 shares held in Mr. von Schack’s Grantor Retained Annuity Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2015 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

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ADDITIONAL INFORMATION	> Annual Meeting Q&A

The Board of Directors is soliciting your proxy for our 2016 Annual Meeting of stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Q: Who Can Attend The Annual Meeting? How Do I Attend?

A:	Only stockholders as of the record date have a right to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of this proxy statement. In order to be admitted to the annual meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport) and, if you are not a “record holder” on the company’s books, evidence of ownership of our common stock as of the record date (such as a brokerage account statement). If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to limit the number of representatives for any entity that may be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

Q: Who Can Vote At The Annual Meeting?

A:	Only stockholders of record of our common stock at the close of business on February 12, 2016 (the “record date”) may vote at the Annual Meeting. On the record date, we had 1,076,000,279 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q: What Is A Proxy?

A:	Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q: How Do I Vote? What Are The Different Ways I Can Vote My Shares?

A:	If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

In Person at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on this page 81), you may attend the Annual Meeting and vote in person by obtaining and submitting a ballot that will be provided at the meeting.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by internet, use the internet site listed on the proxy card. The internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by internet, you should not return your proxy card.

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ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Am A “Beneficial Owner?”

A:	If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit A Proxy Without Indicating How To Vote My Shares?

A:	If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board of Directors:

Proposal 1	FOR the election of each nominee for director.
Proposal 2	FOR the advisory resolution to approve the 2015 compensation of our named executive officers.
Proposal 3	FOR the approval of The Bank of New York Mellon Corporation 2016 Executive Incentive Compensation Plan.
Proposal 4	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Proposal 5	AGAINST the stockholder proposal regarding an independent Board chairman.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	delivering a written notice of revocation to our Corporate Secretary at the address indicated on the first page of this proxy statement;
•	submitting another signed proxy card with a later date;
•	submitting another proxy by telephone or over the Internet at a later date; or
•	attending the Annual Meeting and voting in person.

Q:	What Is A Quorum?

A:	A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of A Proposal At The Annual Meeting?

A:	Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 11 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 15 above. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, in person or by proxy, for approval.

Under NYSE rules, abstentions will be counted as votes cast for proposal 3. In all other cases, abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

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ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Hold My Shares Through A Broker?

A:	If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 4), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”).

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ADDITIONAL INFORMATION	> Other Information

Stockholder Proposals for 2017 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2017 Annual Meeting of stockholders (other than proxy access nominations ) must be received at our offices at 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary, on or before November 11, 2016. Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2017 Annual Meeting of Shareholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary, no earlier than October 12, 2016 and no later than November 11, 2016. Applicable SEC rules and regulations and the provisions of our by-laws govern the submission, and our consideration, of stockholder proposals or proxy access candidates for inclusion in the 2017 Annual Meeting proxy statement and form of proxy.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2017 Annual Meeting to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 11, 2016 (at least 120 days prior to March 11, 2017), nor any later than December 11, 2016 (90 days prior to March 11, 2017). The notice also must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the timeframes described above. A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Corporate Governance Guidelines and Codes of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for independent directors, communications between stockholders and directors, the role of our Lead Director, and Board committee structures and assignments.

Our Board of Directors also has adopted a Code of Conduct, which applies to all of our employees, to provide a framework to maintain the highest standards of professional conduct for the company, and a Code of Conduct for directors of the company to provide guidance to our directors to help them recognize and deal with ethical issues, provide mechanisms to report possible unethical conduct and foster a culture of honesty and accountability.

Our Corporate Governance Guidelines, Code of Conduct and Directors’ Code of Conduct are available on our website (See “Helpful Resources” on page 87). We intend to disclose any amendments to, or waivers from, our Code of Conduct or our Directors’ Code of Conduct for executive officers and directors, respectively, by posting such information on our website.

Business Relationships and Related Party Transactions Policy

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions with “related persons.” A “related person” includes directors, nominees for director, executive officers, greater than 5% beneficial owners, members of such persons’ immediate families and any firm, corporation or other entity in which any of the foregoing persons is employed as a general partner or principal or in a similar position or in which such person and all other related persons has a 10% or greater beneficial interest.

The Board has adopted a policy on related party transactions (our “related party transactions policy”) which was reviewed by the CG&N Committee. Our related party transactions policy provides that the CG&N Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which we or any of our subsidiaries was, is or will be a participant and where the amount involved exceeds $120,000, and in which any

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ADDITIONAL INFORMATION > Other Information

related person had, has or will have a direct or indirect material interest, such transactions constituting disclosable related party transactions under SEC rules. Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person, are not considered to be related party transactions and are not required to be disclosed or approved by the CG&N Committee. In 2015, there were no related party transactions that required CG&N Committee approval or disclosure in this proxy statement.

Our related party transactions policy provides that the CG&N Committee may recommend to our Board from time to time adoption of resolutions pre-approving certain types or categories of transactions that the CG&N Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. The Board has adopted a resolution pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate family, director-related companies, executive officers and members of their immediate family and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required in such regulations.

Under the related party transactions policy, in making its determination to approve a disclosable related party transaction, the CG&N Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the transaction, including the amount involved;
•	the benefits to us of the transaction;
•	the availability from other sources of comparable products or services; and
•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CG&N Committee also may consider the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or a director-related company.

Under the related party transactions policy, no member of the CG&N Committee may participate in the review, consideration, approval or ratification of any disclosable related party transaction with respect to which such member or any of his or her immediate family members or director-related company is the related person. The CG&N Committee may approve only those disclosable related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CG&N Committee determines in good faith.

Under the related party transactions policy, if a disclosable related party transaction is identified after it is already ongoing or completed, it must be submitted to the CG&N Committee promptly for ratification, applying the standards described above. In this circumstance, the CG&N Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Codes of Conduct.

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee of approximately $17,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we have agreed to pay Computershare a fee of approximately $45,000 in connection with project management and technical services relating to the distribution of this proxy statement and the Annual Report to employees and former employees participating in employee benefit and stock option programs. In addition, we may use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings,

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ADDITIONAL INFORMATION > Other Information

saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the Annual Report or proxy statement, or if you wish to receive separate copies of future Annual Reports or proxy statements, please contact our transfer agent, Computershare, by phone at 1-800-729-9606 (U.S.) or 1-201-680-6651 (International) or by mail at Computershare, P.O. Box 30170, College Station, TX 77842. We will deliver the requested documents promptly upon your request.

If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports or proxy statements, or if you hold our stock in more than one account and, in either case, you wish to receive only a single copy of the Annual Report or proxy statement, please contact our transfer agent, Computershare, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 11, 2016

By Order of the Board of Directors,

Craig T. Beazer

Corporate Secretary

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ADDITIONAL INFORMATION	> Helpful Resources

Annual Meeting

2016 Proxy Statement	http://www.envisionreports.com/bk

2015 Annual Meeting Voting Results	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/2015-annual-meeting-voting-results

Corporate Governance

By-laws	https://www.bnymellon.com/_global-assets/pdf/corporate-governance/the-bank-of-new-york-mellon-corporation-amended-and-restated-by-laws.pdf

Committee Charters	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/board-of-directors

Corporate Governance Guidelines	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/guidelines

Contacting the Board	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/board-of-directors

Code of Conduct	https://www.bnymellon.com/ethics/codeofconduct.pdf

Directors’ Code of Conduct	https://www.bnymellon.com/governance/directorscodeofconduct.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bnymellon.com/governance/auditpolicy.pdf

The Bank of New York Mellon Corporation

Corporate Website	https://www.bnymellon.com

2015 Annual Report	http://www.envisionreports.com/bk

SEC Filings	http://phx.corporate-ir.net/phoenix.zhtml?c=87345&p=irol-sec

Corporate Social Responsibility Report	https://www.bnymellon.com/csr

Frequently Asked Questions	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/faqs

Company Profile	https://www.bnymellon.com/us/en/who-we-are/index.jsp

Our Leadership	https://www.bnymellon.com/us/en/who-we-are/leadership/index.jsp

Earnings Press Releases	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/earnings- press-release

Credit Ratings	https://www.bnymellon.com/us/en/investor-relations/index.jsp#ir/credit-ratings

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ANNEX A: NON-GAAP RECONCILIATION

The following table reconciles our net income and diluted earnings per common share. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

Reconciliation of net income and diluted EPS

	Net income		Diluted EPS
(in millions, except per common share amounts)	2015	2014	2015	2014		Inc
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$3,053	$2,494	$2.71	$2.15
Less: Gain on the sale of our equity investment in Wing Hang Bank	N/A	315	N/A	0.27
Gain on the sale of our One Wall Street building	N/A	204	N/A	0.18
Benefit primarily related to a tax carryback claim	N/A	150	N/A	0.13
Add: Litigation and restructuring charges	56	860	0.05	0.74
Impairment charge related to a recent court decision	106	N/A	0.09	N/A
Charge related to investment management funds, net of incentives	N/A	81	N/A	0.07
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,215	$2,766	$2.85	$2.39	(a)	19%

(a)	Does not foot due to rounding.

The following table presents the reconciliation of our estimated fully phased-in Basel III common equity Tier 1 (“CET1”) ratio under the Advanced Approach. We believe that the Basel III CET1 ratio on a fully phased-in basis is a measure of capital strength that provides useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities.

Estimated transitional and fully phased-in Basel III CET1 ratio

	Dec. 31, 2015
(dollars in millions)	Transitional (GAAP)(a)	Fully phased-in (Non-GAAP)
Common shareholders’ equity	$36,067	$35,485
Goodwill and intangible assets	(17,295)	(18,911)
Net pension fund assets	(46)	(116)
Equity method investments	(296)	(347)
Deferred tax assets	(8)	(20)
Other	(5)	(9)
Total CETI	$18,417	$16,082

Risk-weighted assets – Advanced Approach	$170,384	$168,509
CET1 ratio	10.8%	9.5%

(a)	Reflects transitional adjustments to CET1 required in 2015 under the U.S. capital rules.

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ANNEX A: NON-GAAP RECONCILIATION

The following table presents the reconciliation of the pre-tax operating margin ratio. This measure excludes the effects of certain items, as specified in the table. We believe that this measure is useful to investors because it permits a focus on period-to-period comparisons, which relates to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

Reconciliation of income before income taxes – pre-tax operating margin

(dollars in millions)	2015		2014
Income before income taxes – GAAP	$4,235		$3,563
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	68		84
Gain on the sale of our equity investment in Wing Hang Bank	—		490
Gain on the sale of our One Wall Street building	—		346
Add: Amortization of intangible assets	261		298
Merger and integration (“M&I”), litigation and restructuring charges	85		1,130
Impairment charge related to a recent court decision	170		—
Charge related to investment management funds, net of incentives	—		104
Income before income taxes, as adjusted – Non-GAAP(a)	$4,683		$4,175

Fee and other revenue – GAAP	$12,082		$12,649
Income from consolidated investment management funds – GAAP	86		163
Net interest revenue – GAAP	3,026		2,880
Total revenue – GAAP	15,194		15,692
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	68		84
Gain on the sale of our equity investment in Wing Hang Bank	—		490
Gain on the sale of our One Wall Street building	—		346
Total revenue, as adjusted – Non-GAAP(a)	$15,126		$14,772

Pre-tax operating margin(b)	28	%(c)	23%
Pre-tax operating margin – Non-GAAP(a)(b)	31	%(c)	28%

(a)

Non-GAAP excludes net income attributable to noncontrolling interests of consolidated investment management funds, the gains on the sales of our equity investment in Wing Hang Bank and our One Wall Street building, amortization of intangible assets, M&I, litigation and restructuring charges, the impairment charge related to a recent court decision and the charge related to investment management funds, net of incentives, if applicable.

(b)	Income before taxes divided by total revenue.

(c)

Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis these investments would increase revenue and income before taxes by $242 million and would increase our pre-tax operating margin by approximately 1.1% for 2015.

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ANNEX A: NON-GAAP RECONCILIATION

The following table presents the reconciliation of operating leverage, noninterest expense and revenue. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

Pre-tax operating leverage, noninterest expense and revenue

(dollars in millions)	2015	2014	2015 vs. 2014
Total revenue – GAAP	$15,194	$15,692
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	68	84
Gain on the sale of our equity investment in Wing Hang Bank	—	490
Gain on the sale of the One Wall Street building	—	346
Total revenue, as adjusted – Non-GAAP	$15,126	$14,772	2.40%

Total noninterest expense – GAAP	$10,799	$12,177
Less: Amortization of intangible assets	261	298
M&I, litigation and restructuring charges	85	1,130
Charge related to investment management funds, net of incentives	—	104
Total noninterest expense, as adjusted – Non-GAAP	$10,453	$10,645	(1.80)%

Pre-tax operating leverage, as adjusted – Non-GAAP(a)(b)			420bps

(a)	Pre-tax operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)

Non-GAAP excludes net income attributable to noncontrolling interests of consolidated investment management funds, the gains on the sales of our equity investment in Wing Hang Bank and the One Wall Street building, amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to investment management funds, net of incentives, if applicable.

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ANNEX A: NON-GAAP RECONCILIATION

The following table presents the reconciliation of the returns on common equity and tangible common equity. The tangible common equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, we believe that the return on tangible common equity measure is a useful additional measure for investors because it presents a measure of those assets that can generate income.

Return on common equity and tangible common equity

(dollars in millions)	2015
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$3,053
Add: Amortization of intangible assets, net of tax	172
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	3,225
Add: M&I, litigation and restructuring charges	56
Impairment charge related to a recent court decision	106
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP(a)	$3,387

Average common shareholders’ equity	$35,564
Less: Average goodwill	17,731
Average intangible assets	3,992
Add: Deferred tax liability – tax deductible goodwill(b)	1,401
Deferred tax liability – intangible assets(b)	1,148
Average tangible common shareholders’ equity – Non-GAAP	$16,390

Return on common equity – GAAP	8.6%
Return on common equity – Non-GAAP(a)	9.5%
Return on tangible common equity – Non-GAAP(a)	19.7%
Return on tangible common equity – Non-GAAP adjusted(a)	20.7%

(a)	Non-GAAP excludes amortization of intangible assets, net of tax, M&I, litigation and restructuring charges and the impairment charge related to a recent court decision.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

BNY Mellon	2016 Proxy Statement	91

ANNEX B: 2016 EICP

The Bank of New York Mellon Corporation

2016 Executive Incentive Compensation Plan

February 22, 2016

1. Purpose. The purpose of the Executive Incentive Compensation Plan, as amended and restated (the “Plan”) of The Bank of New York Mellon Corporation (the “Company”) is to promote the financial interests of the Company and its subsidiaries, including its growth, by (i) attracting and retaining officers and key executives of outstanding competence; (ii) motivating officers and key executives by means of performance-related incentives; and (iii) providing competitive incentive compensation opportunities.

2. Administration. The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of at least two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be (1) an “outside director” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, (2) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule, (3) an “independent” director under the rules of the New York Stock Exchange (“NYSE”), and (4) an “independent” director under any other applicable regulatory requirements. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan, the Committee shall have authority to:

(i) select the employees who will participate in the Plan (the “Participants”);

(ii) determine the size of the awards to be made under the Plan, subject to Section 4 hereof; and

(iii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

3. Participation. Participants in the Plan shall be selected for each calendar year (each “Plan Year”) from those executive employees of the Company who (i) are, or are expected to be, “covered employees” as defined in Section 162(m) of the Code or (ii) are otherwise selected by the Committee to participate in the Plan. No employee shall at any time have a right to be selected as a Participant in the Plan for any Plan Year, to be entitled automatically to an award, nor, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year.

4. Maximum Incentive Awards. Notwithstanding any other provision of this Plan, the maximum amount payable in cash to any one Participant under the Plan for any one calendar year shall be the sum of (i) .5% of the Company’s positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and unusual or infrequently occurring items, as disclosed in the Company’s consolidated statement of income for such year included within the Company’s report on Form 10-K as filed with the Securities and Exchange Commission and (ii) $3,000,000. The amount payable for any one calendar year is measured for the year in which the relevant Performance Period ends, and for which the relevant Performance Goals are certified as achieved, regardless of the fact that payment may occur in a later year. In the case of multi-year Performance Periods, as hereinafter defined, the amount which is earned for any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the Performance Period. The limitation in this section shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

5. Incentive Awards, Performance Goals and Performance Periods.

Section 5.01. Incentive Awards. Incentive awards (“Incentive Awards”) may be earned by Participants during a specified performance period (a “Performance Period”) selected by the Committee in its discretion; provided, however, that (a) no Incentive Award may exceed the amount established for the actual level of achievement attained and (b) payment of any Incentive Award under the Plan shall be contingent upon the achievement of the relevant performance goals established by the Committee (“Performance Goals”) during the Performance Period.

Section 5.02. Performance Goals.

(a) Performance Goals. Within 90 days after the commencement of the Performance Period or, if less, before 25 percent of the Performance Period elapses, the Committee shall establish for the relevant Performance Period all

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ANNEX B: 2016 EICP

Performance Goals and the amounts, which may be expressed as a percentage of an incentive pool or other measure prescribed by the Committee, that may be earned upon their level of achievement. Performance Goals may be based upon one or more of the following objective performance measures (the “Performance Criteria”) and expressed in either, or a combination of, absolute or relative values or a percentage of: earnings (including earnings per share and operating earnings per share); book value per share; total return to stockholders; return on equity (including return on average tangible common shareholders’ equity), assets, capital or investment; pre-tax margins; revenues; expenses; costs; stock price; investment performance of funds or accounts or assets under management; market share; charge-offs; non-performing assets; income; operating, net or pre-tax income; business diversification; operating ratios (including, operating leverage, capital ratios (including Tier 1 common capital ratio) or risk-measurement ratios (including return on risk weighted assets)) or results; and cash flow. Performance Goals based on such Performance Criteria may be based either on the performance of the Company, an Affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of establishment. The Committee may in its discretion also determine to use other objective performance measures for Performance Goals and/or other terms and conditions even if the award would not qualify under Section 162(m) of the Code, provided that the Committee identifies the award as non-qualifying at the time of award. Performance Goals may include one or more type of performance goal.

(b) Calculation. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or unusual or infrequently occurring items, shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code. Performance Goals based directly or indirectly upon the Company’s common stock shall be adjusted proportionately in the event of any change in the common stock by reason of a stock split, stock dividend, exchange, combination or reclassification of shares, recapitalization, merger, spin-off, split-off, split-up, dividend in partial liquidation, dividend in property other than cash, extraordinary distribution, or similar event in a manner compliant with Section 162(m) of the Code.

Section 5.03. Performance Periods. Unless otherwise determined by the Committee, there shall be one year Performance Periods under the Plan, and a new Performance Period shall commence on the first day of each Plan Year and end on the last day of such Plan Year. The Committee may establish longer Performance Periods, including multi-year Performance Periods, and the Committee may also establish shorter Performance Periods for individuals who are hired or become eligible after the commencement of a Performance Period. Unless otherwise determined by the Committee, the first Performance Period under the Plan shall commence on January 1, 2017 and end on December 31, 2017.

Section 5.04. Discretion. The Committee shall have no discretion to increase any Incentive Award payable that would otherwise be due upon attainment of the Performance Goals, or otherwise modify any Performance Goals associated with a Performance Period, but the Committee may in its discretion reduce or eliminate such Incentive Award; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Incentive Award payable to any other Participant.

Section 5.05. Determination of Incentive Award. The amount of a Participant’s Incentive Award for a Plan Year, if any, shall be determined by the Committee or its delegate in accordance with the level of achievement of the applicable Performance Goals and the other terms of the Plan. Prior to any payment of the Incentive Awards hereunder, the Committee shall determine and certify in writing the extent to which the Performance Goals and other material terms of the Plan were satisfied.

6. Termination of Employment. Unless otherwise determined by the Committee, a Participant whose employment or service with the Company and all subsidiaries and affiliates is terminated prior to the date of payment of an Incentive Award will forfeit all rights to any award for such Performance Period.

BNY Mellon	2016 Proxy Statement	93

ANNEX B: 2016 EICP

7. Payment to Participants.

Section 7.01. Timing of Payment. An Incentive Award for a Performance Period shall be paid to the Participant on the date(s) specified in the Award Agreement, provided that if no date(s) are specified, then an Incentive Award shall be paid during the 2 1/2 month period following the end of the year in which the Performance Period ends, subject to any permitted deferral election.

Section 7.02. Form of Payment. Payment of Incentive Awards shall be made in cash; provided, however, that the Committee may, in its discretion, determine to pay an Incentive Award in shares of Company common stock from the Company’s Long-Term Incentive Plan, or other applicable plan, or any combination of cash and stock. In the case of payment in stock, the number of shares so awarded shall be determined by dividing the dollar value of the award to be paid in stock by the closing price of the Company’s common stock on the NYSE at the NYSE’s official closing time on the date the award is paid or, if there are no sales of stock on the NYSE on such date, the closing price of the stock on the last previous day on which a sale on the NYSE is reported.

Section 7.03. Tax Withholding. All Incentive Awards shall be subject to Federal income, FICA, and other tax withholding as required by applicable law.

8. Change in Control. Unless otherwise determined by the Committee, if any Change in Control, as defined in the Company’s Long-Term Incentive Plan at the time of the event, occurs prior to the end of any Performance Period, the then-current Performance Period shall automatically end and all Performance Criteria and other conditions pertaining to awards shall be deemed to be achieved or fulfilled on a pro-rata basis for (i) the number of whole months elapsed from the commencement of the Performance Period through the Change in Control over (ii) the number of whole months included in the original Performance Period, based on the actual performance level achieved or, if not determinable, in the manner specified by the Committee at the commencement of the Performance Period, and shall be waived by the Company. Such awards shall be payable as provided in Section 7.

9. Forfeiture. Notwithstanding any other provision of the Plan, any incentive-based compensation otherwise payable or paid to current or former executive officers shall be forfeited and/or repaid to the Company as may be required pursuant to applicable regulatory requirements and the Committee may determine in its discretion that an award shall be forfeited and/or shall be repaid to the Company upon terms specified including, if the Participant directly or indirectly engages in (i) competition with the Company or any of its affiliates or (ii) conduct that is materially adverse to the interests of the Company, including fraud or conduct contributing to any financial restatements or irregularities.

10. No Assignments and Transfers. A Participant shall not assign, encumber or transfer his rights and interests under the Plan and any attempt to do so shall render those rights and interests null and void.

11. No Rights to Awards or Employment. No employee of the Company or its affiliates or other person shall have any claim or right to be granted an award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its affiliates. All grants of Incentive Awards and delivery of shares, cash or other property under an Incentive Award granted under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant unless specifically provided otherwise in the Incentive Award or underlying Plan, arrangement or agreement. Subject to the requirements of Section 409A of the Code, the Company shall have the right to offset against its obligation to pay or deliver shares pursuant to an Incentive Award to any Participant, any outstanding amounts such Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Except as otherwise provided in an Incentive Award, neither this Plan nor any Incentive Award or agreement with respect thereto shall confer on any person other than the Company or a Participant any rights or remedies hereunder.

12. Amendment or Termination. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval requirements under Section 162(m) of the Code.

13. Effective Date. The Plan as amended and restated shall be effective as of April 12, 2016, provided that the Plan is approved by stockholders of the Company prior to the payment of any compensation awarded hereunder following the date of amendment and restatement.

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ANNEX B: 2016 EICP

14. Term. No awards may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2021.

15. Section 409A. The intent of the parties is that payments under the Plan will comply with Section 409A of the Code to the extent subject thereto or be exempt therefrom and, accordingly, to the maximum extent permitted the Plan shall be interpreted and administered to be in compliance therewith. Any payments provided under the Plan that are payable within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless otherwise required by applicable law. To the extent a Participant would otherwise be entitled to any payment under this Plan, or any plan or arrangement of the Corporation or its affiliates, that constitutes “deferred compensation” subject to Section 409A payable by reason of separation from service, and that if paid or provided during the six months beginning on the date of termination of a Participant’s employment would be subject to the Section 409A additional tax because the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Corporation) the payment will be paid (or will commence being paid, if applicable) to the Participant on the earlier of the six month anniversary of the Participant’s date of termination or the Participant’s death. Each payment made under this Plan shall be deemed to be a separate payment.

16. Choice of Forum.

(a) Unless otherwise specified in the written documents evidencing the Incentive Award (the “Award Agreement”), it shall be a condition of each Incentive Award that the Corporation and the Participant irrevocably submit to the exclusive jurisdiction of any state or federal court located in New York, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan or the Incentive Award. By accepting an Incentive Award, the Participant acknowledges that the forum designated by this Section 16(a) has a reasonable relation to the Plan, any applicable Incentive Award and the Participant’s relationship with the Corporation. Notwithstanding the foregoing, nothing herein shall preclude the Corporation from bringing any suit, action or proceeding in any other court for the purpose of enforcing the provisions of this Section 16(a) or otherwise.

(b) By accepting an Incentive Award, (i) the Participant waives, to the fullest extent permitted by applicable law, any objection which the Participant may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 16(a), (ii) the Participant undertakes not to commence any action arising out of or relating to or concerning any Incentive Award in any forum other than a forum described in this Section 16 and (iii) the Participant agrees that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Participant and the Corporation.

(c) Unless otherwise specified in the Award Agreement, by accepting an Incentive Award, the Participant irrevocably appoints each General Counsel of the Corporation as his or her agent for service of process in connection with any suit, action or proceeding arising out of or relating to or concerning this Plan or any award thereunder, who shall promptly advise the Participant of any such service or process.

(d) Unless otherwise specified in an Award Agreement, by accepting an Incentive Award, the Participant agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 16, except that the Participant may disclose information concerning such dispute, controversy or claim to court that is considering such dispute, controversy or claim or to his legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

17. Construction, Headings. Unless the context requires otherwise, (a) words describing the singular number include the plural and vice versa, (b) words denoting any gender include all genders and (c) the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof. References in this Plan to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.

BNY Mellon	2016 Proxy Statement	95

Corporate Social Responsibility

Invested in Market Integrity

Stable, well-functioning markets help communities around the world grow and thrive. As a major global financial institution, we have a critical role to play in contributing to market integrity. We continually innovate to make our business stronger, more efficient and more responsible.

Invested in Our People

A company is as good as its people. Among our global workforce, over 50,000 strong, are some of the sharpest minds and most innovative professionals in the investment industry. We start with a diverse and inclusive range of individuals and then invest in their talents to their fullest potential.

Invested in Our World

Invested in the world means to be invested in our individual communities all around the world. With our vast global scope and operations in over 100 markets, BNY Mellon is an integral part of many communities. Our commitment to human rights, the environment and overall community well-being is an essential part of who we are and how we do business.

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Reservation Form for The Bank of New York Mellon Corporation Annual Meeting of Stockholders

Stockholders who expect to attend the Annual Meeting at 9:00 a.m. on April 12, 2016 at 101 Barclay Street in New York, NY should complete this form and return it to the Office of the Corporate Secretary, The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting The Bank of New York Mellon Corporation stock ownership as of the record date, which is February 12, 2016.

Name:
(Please Print)
Address:
(Please Print)

96	BNY Mellon	2016 Proxy Statement

The Bank of New York Mellon Corporation

225 Liberty Street

New York, NY 10286

+1 212 495 1784

www.bnymellon.com

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:30 AM Eastern Time, on April 12, 2016.

Vote by Internet • Go to www.envisionreports.com/BK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR all nominees for director, FOR Proxy Items 2, 3 and 4, and AGAINST Proxy Item 5, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

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A	The Board of Directors recommends a vote FOR all nominees for director, FOR Proxy Items 2, 3 and 4, and AGAINST Proxy Item 5.
1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Nicholas M. Donofrio	☐	☐	☐	1.2 - Joseph J. Echevarria	☐	☐	☐	1.3 - Edward P. Garden	☐	☐	☐

1.4 - Jeffrey A. Goldstein	☐	☐	☐	1.5 - Gerald L. Hassell	☐	☐	☐	1.6 - John M. Hinshaw	☐	☐	☐

1.7 - Edmund F. Kelly	☐	☐	☐	1.8 - John A. Luke, Jr.	☐	☐	☐	1.9 - Mark A. Nordenberg	☐	☐	☐

1.10 - Catherine A. Rein	☐	☐	☐	1.11 - Samuel C. Scott III	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory resolution to approve the 2015 compensation of our named executive officers.	☐	☐	☐	3. Approval of our 2016 Executive Incentive Compensation Plan.	☐	☐	☐
4. Ratification of KPMG LLP as our independent auditor for 2016.	☐	☐	☐	5. Stockholder proposal regarding an independent Board Chairman.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: www.envisionreports.com/BK.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — THE BANK OF NEW YORK MELLON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints Craig T. Beazer, Bennett E. Josselsohn and Richard M. Pearlman or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 12, 2016, at 9:00 a.m., 101 Barclay Street, New York, New York, 10286 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Items 2, 3 and 4, and AGAINST Proxy Item 5 and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

This Proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Items 2, 3 and 4, and AGAINST Proxy Item 5.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+